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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Momenta Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MOMENTA PHARMACEUTICALS, INC.
675 West Kendall Street
Cambridge, Massachusetts 02142

                      May 12, 2010

To Our Stockholders:

        You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Momenta Pharmaceuticals, Inc. to be held at 10:30 a.m., local time, on Wednesday, June 9, 2010, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

        The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

        It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by voting your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or by completing, signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

        Thank you for your continued support.

                      Sincerely,

                      Craig A. Wheeler
                       President and Chief Executive Officer

MOMENTA PHARMACEUTICALS, INC.
675 West Kendall Street
Cambridge, Massachusetts 02142

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2010

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Momenta Pharmaceuticals, Inc., or the Annual Meeting, will be held on Wednesday, June 9, 2010 at 10:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the Annual Meeting, stockholders will consider and vote on the following matters:

  1.
  The election of three (3) members to our board of directors to serve as Class III directors, each for a term of three years; and

  2.
  The ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

        The stockholders will also act on any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Stockholders of record at the close of business on Monday, April 19, 2010 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 675 West Kendall Street, Cambridge, Massachusetts 02142, during ordinary business hours, for a period of ten days prior to the Annual Meeting as well as on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

        We hope that all stockholders will be able to attend the Annual Meeting in person. However, to ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to Broadridge Financial Solutions, who is serving as proxy tabulator, has been enclosed for your convenience. If you attend the Annual Meeting in person, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the Annual Meeting.

                      By Order of the Board of Directors,

                      Bruce A. Leicher
                      Secretary

Cambridge, Massachusetts
May 12, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

MOMENTA PHARMACEUTICALS, INC.
675 WEST KENDALL STREET
CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

For the 2010 Annual Meeting of Stockholders
to be held on Wednesday, June 9, 2010

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Momenta Pharmaceuticals, Inc., also referred to in this proxy statement as the "Company", "Momenta", "we" or "us", for use at the 2010 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, June 9, 2010 at 10:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment thereof. You may obtain directions to the location of the Annual Meeting by contacting Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, telephone: (617) 491-9700.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary, by executing and delivering a later-dated proxy or by appearing at the Annual Meeting and voting in person.

        Our 2009 Annual Report to Stockholders for the fiscal year ended December 31, 2009 is being mailed to stockholders with the mailing of these proxy materials on or about May 12, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on June 9, 2010:

        This proxy statement and the 2009 Annual Report to Stockholders are available for viewing, printing and downloading at http://ir.momentapharma.com/annuals.cfm.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon request to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Bruce A. Leicher, facsimile: (617) 621-0431, by calling (617) 491-9700 or on the web at http://ir.momentapharma.com/annuals.cfm.

Voting Securities and Votes Required

        Stockholders of record at the close of business on Monday, April 19, 2010 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 44,917,748 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.

        The presence in person or representation by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

        Directors are elected by a plurality of the votes cast by the stockholders. To be approved, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires a majority of the votes cast by holders of stock present or represented and voting on such matter. The votes will be counted, tabulated and certified by a representative of Broadridge Financial Solutions, who will serve as the inspector of elections at the Annual Meeting.

        Abstentions and broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting. Because the approval of each proposal is based on the votes property cast at the Annual Meeting, abstentions and broker non-votes will not be included in the calculation of the shareholder vote on proposals.

Voting Your Shares

        If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone, or by mail or you may vote in person at the Annual Meeting.

        You may vote over the Internet.    If you have Internet access, you may vote your shares from any location in the world by following the "Vote by Internet" instructions set forth on the enclosed proxy card.

        You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions set forth on the enclosed proxy card.

        You may vote by mail.    You may vote by completing, dating and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each nominee for director and FOR Proposal 2.

        You may vote in person.    If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Changing Your Vote; Revocation of Proxy; Broker Non-Votes

        Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  •
  file with our Secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later-dated proxy relating to the same shares and deliver it to our Secretary before the taking of the vote; or

  •
  attend the Annual Meeting and vote in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

        Any written notice of revocation or subsequent proxy should be sent to us at the following address: Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, MA 02142, Attention: Bruce A. Leicher, Secretary. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election of the directors named in this proxy statement, in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and, in the discretion of the persons appointed as proxies, on any other items that may properly come before the Annual Meeting. If the shares you own are held in "street name," the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. To vote your shares held in "street name," you will need to follow the directions provided to you by your bank or brokerage firm.

        Under applicable stock exchange rules, if you do not give instruction to your bank, broker or other nominee, the nominee will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as broker non-votes. The election of directions is a non-discretionary item and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a discretionary item.

 PROPOSAL ONE

ELECTION OF DIRECTORS

Board Recommendation

        The board of directors recommends a vote "FOR" the election of each of Dr. Ram Sasisekharan, Dr. Bennett M. Shapiro and Dr. Elizabeth Stoner as Class III directors.

        We have three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Drs. Ram Sasisekharan, Bennett M. Shapiro and Elizabeth Stoner are currently serving as Class III directors. The Class III directors elected this year will serve as members of our board of directors until the 2013 annual meeting of stockholders, or until their respective successors are elected and qualified.

        The persons named in the enclosed proxy card will vote to elect Drs. Sasisekharan, Shapiro and Stoner as Class III directors unless you withhold authority to vote for the election of any or all nominees by marking the proxy card (whether executed by you or through the Internet or telephonic voting). Stockholders may vote by proxy to elect no more than three persons to our board of directors at the Annual Meeting. Drs. Sasisekharan, Shapiro and Stoner currently serve on our board of directors. The nominees have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that the nominees will be unable to serve if elected.

        On March 31, 2010, Alan Crane, a Class I director, submitted his resignation effective immediately. Our board of directors has provided that our full board of directors shall be composed of ten members. We are actively recruiting potential candidates to fill the vacancy left by Mr. Crane. This vacancy may be filled by a vote of a majority of the directors then in office. The director elected to fill this vacancy shall hold office until the next election of the class for which such director shall have been chosen.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

Our Board of Directors

        Set forth below for each of our directors, including the Class III director nominees, is information as of April 15, 2010 with respect to each director's (a) name and age, (b) positions and offices with us, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly-held companies during the past five years, (e) the year such person became a member of our board of directors, and (f) specific experience, qualifications, attributes and skills that led our board to the conclusion that such person should serve as a director. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards and have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I directors (terms expiring 2011)
Bruce Downey(1)(2)	62	2009

Bruce Downey has been a director since June 2009. Mr. Downey has served as a Partner at NewSpring Capital, a venture capital firm, since April 2009. Previously, Mr. Downey was Chairman and CEO of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company that operated in more than 30 countries worldwide and was acquired by Teva Pharmaceuticals in 2008. Mr. Downey joined Barr Pharmaceuticals, Inc. in 1993 and was appointed Chairman of the Board and Chief Executive Officer in 1994. Mr. Downey is a member of the board of directors of Cardinal Health, Inc. as well as privately held companies. Mr. Downey graduated with honors from Miami University in 1969 and received his law degree cum laude from Ohio State. Mr. Downey's qualifications to sit on the board include his significant experience serving as a chief executive officer of a global generic pharmaceutical company that also had a substantial brand business and an active biologics research and development program, his years serving as a lawyer in private practice to pharmaceutical companies and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Marsha H. Fanucci(1)	57	2005

Marsha H. Fanucci has been a director since March 2005. Ms. Fanucci served as Senior Vice President and Chief Financial Officer of Millennium Pharmaceuticals, Inc., a biopharmaceutical company, from July 2004 through January 2009, where she was responsible for corporate strategy, treasury, financial planning and reporting and operations. While at Millennium since 2000, she also served as Vice President, Finance and Corporate Strategy and Vice President, Corporate Development and Strategy. (Millennium was acquired by Takeda Pharmaceutical Company Limited in May 2008 and is now Millennium: The Takeda Oncology Company). Ms. Fanucci is a member of the board of directors of Ironwood Pharmaceuticals, Inc. She received her B.S. in Pharmacy from West Virginia University and her M.B.A. from Northeastern University. Ms. Fanucci's qualifications to sit on the board include her expertise with public and financial accounting matters, including her experience leading financial organizations in biotechnology companies.

Peter Barton Hutt(2)(3)	75	2001

Peter Barton Hutt, LL.B., L.L.M., has been a director since June 2001. Mr. Hutt is a senior counsel at the law firm of Covington & Burling LLP and has been an attorney with that firm beginning in 1960. He served as Chief Counsel for the Food and Drug Administration from 1971 through 1975. Mr. Hutt is a member of the Institute of Medicine of the National Academy of Sciences and teaches a course on Food and Drug Law each Winter Term at Harvard Law School. He co-authored the casebook used to teach Food and Drug Law and has published numerous papers on the subject. Mr. Hutt is a member of the board of directors of Ista Pharmaceuticals, Inc., Xoma Ltd., Celera Genomics and several privately-held life sciences companies. During the last five years, Mr. Hutt also served as a member of the board of directors of CV Therapeutics, Inc, Favrille, Inc., Introgen Therapeutics, Inc. and Phase Forward Incorporated. Mr. Hutt received his B.A., magna cum laude, from Yale University, his L.L.B. from Harvard University and his L.L.M. from New York University. Mr. Hutt's qualifications to sit on the board include his 50 years of experience and expertise in food and drug regulation, including his service at the U.S. Food and Drug Administration and at Covington & Burling, and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II directors (terms expiring in 2012)
John K. Clarke(1)(2)	56	2002

John K. Clarke has been a director since April 2002. Mr. Clarke founded Cardinal Partners, a venture capital firm, in 1997, and has served as the Managing General Partner since its founding. He has founded and served as interim Chief Executive Officer of a number of portfolio companies, including Alkermes, Inc., Arris Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc. and the DNX Corporation. Mr. Clarke is chairman of the board of directors of Alnylam Pharmaceuticals, Inc. and serves as a member of the board of directors of a number of privately-held health care companies. During the last five years, Mr. Clarke also served as a member of the board of directors of Cubist Pharmaceuticals, Inc., Sirtris Pharmaceuticals and Visicu, Inc. He received his B.A. in Biology and Economics from Harvard College and his M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Clarke's qualifications to sit on the board include his financial expertise, his years of experience providing advisory services to organizations in the biotechnology industry and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
James Sulat(1)(3)	59	2008

James Sulat has been a director since June 2008 and has served as chairman of the board since December 2008. Since September 2009, Mr. Sulat has served as the Chief Executive Officer and Chief Financial Officer of Maxygen, Inc., a biopharmaceutical company. Prior to that, he served as the Chief Financial Officer of Memory Pharmaceuticals Corp., a biopharmaceutical company, from February 2008 through September 2008, and previously served as Memory Pharmaceuticals' President and Chief Executive Officer from May 2005 through February 2008 and as a member of the board of directors of Memory Pharmaceuticals from May 2005 through January 2009. Mr. Sulat served as Chief Financial Officer of R.R. Donnelley & Sons Company, a diversified printing company, from February 2004 through May 2004. From May 2003 to February 2004, Mr. Sulat served as the Senior Executive Vice President of Moore Wallace Incorporated, a diversified printing company, acquired by R.R. Donnelley in February 2004. Mr. Sulat serves as a director of Maxygen, Inc. and Intercell AG., as well as a privately held company. Mr. Sulat received a B.S. in Administrative Sciences from Yale University, and an M.B.A. and an M.S. in Health Services Administration from Stanford University. Mr. Sulat's qualifications to sit on the board include his experience with public and financial accounting matters, his experience as Chief Executive Officer and Chief Financial Officer at companies within the biopharmaceutical industry and his experience serving on other boards of directors in the biopharmaceutical industry.

Craig A. Wheeler	49	2006

Craig A. Wheeler has served as our President and a director since August 2006 and was appointed our Chief Executive Officer effective September 2006. Prior to joining Momenta, Mr. Wheeler served as President of Chiron Biopharmaceuticals, a division of Chiron Corporation, a biotechnology company, from August 2001 until June 2006. Prior to joining Chiron, Mr. Wheeler was a senior member of The Boston Consulting Group's health care practice from August 1988 until August 2001. Mr. Wheeler has been a member of the board of directors of Avanir Pharmaceuticals, Inc. since September 2005 and has served as chairman of the board since May 2007. Mr. Wheeler received B.S. and M.S. degrees in chemical engineering from Cornell University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Mr. Wheeler's qualifications to sit on the board include his years of senior management experience in the biotechnology industry, including over three years as our President and Chief Executive Officer, and his experience as a principal in a major management consulting firm with a focus on healthcare.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III directors, nominees to be elected at the 2010 Annual Meeting (if elected, terms to expire in 2013)
Ram Sasisekharan(4)	45	2001

Ram Sasisekharan, Ph.D., is a co-founder of our company and has been a director since May 2001. Dr. Sasisekharan has been a Professor of Biological Engineering at the Massachusetts Institute of Technology since 1996 and is Director of the Harvard-MIT Division of Health Sciences & Technology and Edward Hood Taplin Professor of Biological Engineering & Health Sciences & Technology and also a member of the Koch Institute for Integrative Cancer Research. Dr. Sasisekharan's research on complex polysaccharides has led to over 125 publications and over 50 patents, including the core technologies of Momenta. He has won both the Burroughs Wellcome and Beckman Foundation Young Investigator Awards and was the recipient of the 1998, 1999, 2000 and 2001 CaPCure Awards from the CaPCure Foundation. Dr. Sasisekharan serves on the steering committee of the Consortium for Functional Glycomics. Dr. Sasisekharan received his Ph.D. in Medical Sciences from Harvard Medical School. Dr. Sasisekharan's qualifications to sit on the board include his extensive expertise in the area of complex polysaccharides, including heparins, as well as his research leading to the founding of Momenta and his continuous board service since Momenta's inception.

Bennett M. Shapiro(2)(3)(4)	70	2003

Bennett M. Shapiro, M.D., has been a director since May 2003. Since June 2006, he has served as a Partner at PureTech Ventures, a venture capital firm, and since August 2003 he has served as a private consultant providing advice to executives. From September 1990 to July 2003, Dr. Shapiro served as an Executive Vice President of Merck & Co., Inc., a research-based pharmaceutical company. Dr. Shapiro is the former head of Worldwide Licensing and External Research at Merck; prior to that he served as the head of Basic and Preclinical Research at Merck and as Chairman of the Biochemistry department at the University of Washington. Dr. Shapiro serves on the board of Celera Genomics as well as a number of privately-held biopharmaceutical companies. Dr. Shapiro received his B.S. in Chemistry from Dickinson College and his M.D. from Jefferson Medical College. Dr. Shapiro's qualifications to sit on the board include his years of senior executive experience in the pharmaceutical industry, including his expertise in leading research-based organizations, and his experience serving on other boards of directors in the biopharmaceutical industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Elizabeth Stoner(2)(4)	59	2007

Elizabeth Stoner, M.D., has been a director since October 2007. Since March 2010, Dr. Stoner has been the Chief Development Officer at, and is a founder of, Rhythm Pharmaceuticals, a biotechnology company. Since October 2007, Dr. Stoner has served as a managing director at MPM Capital, a health-care venture capital firm. Prior to joining MPM Capital, Dr. Stoner had a 22-year career at Merck Research Laboratories. At the time of her retirement from Merck, Dr. Stoner was Senior Vice President of Global Clinical Development Operations with responsibility for the company's clinical development activities in more than 40 countries. Prior to her position at Merck, she was an Assistant Professor of Pediatrics at Cornell University Medical College. During the last five years, Dr. Stoner served on the board of Metabasis Therapeutics, Inc., a biopharmaceutical company. Dr. Stoner received her B.S. in Chemistry from Ottawa University, KS, her M.S. in Chemistry from the State University of New York at Stony Brook, and her M.D. from Albert Einstein College of Medicine. Dr. Stoner's qualifications to sit on the board include her more than 20 years of senior executive experience in the pharmaceutical industry, including her expertise in leading clinical development organizations.

(1)
Member of audit committee.

(2)
Member of compensation committee.

(3)
Member of nominating and corporate governance committee.

(4)
Member of science committee.

        For information relating to compensation of our directors, including shares of our common stock owned by and options granted to each of our directors, see the disclosure set forth under the headings "Executive Compensation—Compensation of Directors" and "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters."

 CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that Momenta is managed for the long-term benefit of our stockholders. We continuously review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies.

        This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on the "Corporate Governance" section of our website at www.momentapharma.com. Alternatively, you may request a copy of any of these documents by writing to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, attention: Bruce A. Leicher, Secretary, facsimile: (617) 621-0431.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of Momenta and its stockholders. These guidelines, which provide a framework for the conduct of the board of directors' business, provide that:

  •
  the principal responsibility of the directors is to oversee the management of Momenta;

  •
  a majority of the members of the board of directors shall be independent directors;

  •
  the independent directors meet periodically in executive session;

  •
  directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

        Under applicable NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of John K. Clarke, Bruce L. Downey, Marsha H. Fanucci, Peter Barton Hutt, Bennett M. Shapiro, Elizabeth Stoner and James R. Sulat, from which group directors are currently selected to comprise our audit, compensation and nominating and corporate governance committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under applicable NASDAQ rules.

        In determining the independence of the directors listed above, our board of directors considered the transaction discussed in "Certain Relationships and Related Transactions" below.

Board Leadership Structure

        Our board separated the positions of chairman of the board and chief executive officer in 2005. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position, and further recognizes the commitment required to serve as chairman of the board, particularly as the board's oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board believes that our practice of having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company at this time. However, in the event that in the future the chairman of the board is not an independent director, our corporate governance guidelines provide that the nominating and corporate governance committee will nominate an independent director to serve as "Lead Director" who will be approved by a majority of the independent directors.

Board Meetings and Attendance

        Our board of directors met eight times during the fiscal year ended December 31, 2009, either in person or by teleconference. During 2009, each director, with the exception of Drs. Langer and Sasisekharan, attended at least 75% of the aggregate of the total number of board meetings and the total number of committee meetings on which she or he then served. Quarterly board meetings are scheduled over a year in advance of the meeting, while special meetings of the board are scheduled for unanticipated matters close to the time of the meeting, usually at a time when not every director can be available. Dr. Langer attended the one regularly scheduled quarterly meeting of the board of directors that occurred during his board service, did not attend the one special meeting of the board of directors that occurred during his board service, and attended the one meeting of the science committee that occurred during his board service. Dr. Sasisekharan attended 75% of the regularly scheduled quarterly meetings of the board of directors, 50% of the special meetings of the board of directors and 60% of the science committee meetings.

Director Attendance at Annual Meetings of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our then-current directors, except Drs. Langer and Sasisekharan, attended the 2009 annual meeting of stockholders.

Board Committees

        Our board of directors has established four standing committees—audit, compensation, nominating and corporate governance and science—each of which operates under a charter that has been approved by our board of directors. Current copies of the audit, compensation, nominating and corporate governance and science committee charters are posted on the Corporate Governance section of our website located at www.momentapharma.com.

        Our board of directors has determined that all of the members of each of the audit, compensation and nominating and corporate governance committees are independent as defined under applicable NASDAQ rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

  Audit Committee

        The audit committee currently consists of Marsha H. Fanucci, John K. Clarke, Bruce Downey and James Sulat. Ms. Fanucci chairs the audit committee. The audit committee held eight meetings in 2009. Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including the receipt and consideration of reports from the firm;

  •
  reviewing and discussing with management our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting and disclosure controls and procedures;

  •
  discussing and monitoring our risk management policies and compliance program;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting with management and independently with our independent registered public accounting firm;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by Securities and Exchange Commission rules, which is included below under "Report of the Audit Committee".

        Our board of directors has determined that each of Marsha H. Fanucci, Bruce Downey, John K. Clarke and James Sulat is an "audit committee financial expert" as defined by applicable Securities and Exchange Commission rules.

  Compensation Committee

        The compensation committee currently consists of John K. Clarke, Bruce Downey, Peter Barton Hutt, Bennett M. Shapiro and Elizabeth Stoner. Mr. Clarke chairs the compensation committee. The compensation committee held nine meetings in 2009. Our compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer, or CEO;

  •
  determining the CEO's compensation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our equity incentive plans;

  •
  reviewing and making recommendations to the board of directors with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included below; and

  •
  preparing the compensation committee report required by Securities and Exchange Commission rules, which is included below under "Compensation Committee Report".

        The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading "Executive Compensation Processes."

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee currently consists of Peter Barton Hutt, Bennett M. Shapiro and James Sulat. Mr. Hutt chairs the nominating and corporate governance committee. The nominating and corporate governance committee held four meetings in 2009. Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  reviewing and making recommendations to the board of directors with respect to director independence determinations under applicable NASDAQ rules;

  •
  reviewing and making recommendations to the board of directors with respect to management succession planning;

  •
  reviewing and assessing our code of business conduct and ethics;

  •
  overseeing and periodically reviewing material litigation in which we are engaged;

  •
  developing and recommending to the board of directors corporate governance principles; and

  •
  overseeing an annual evaluation of the board of directors.

        The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process."

  Science Committee

        Our science committee currently consists of Bennett M. Shapiro, Ram Sasisekharan and Elizabeth Stoner. Dr. Shapiro chairs the science committee. The science committee held five meetings in 2009. Our science committee's responsibilities include:

  •
  reviewing the scientific, clinical, regulatory and intellectual property strategies that underlie our major research and development programs;

  •
  reviewing the annual research and development budget and allocation of resources to certain of our programs;

  •
  reviewing the organization and structure of the research and development organization; and

  •
  assessing the attainment of research and development milestones.

The Board's Role in Risk Oversight

        Our board of directors administers its risk oversight function directly and through our board committees. The audit committee's role in the risk oversight process includes receiving regular reports from our compliance officer, who oversees our compliance program, members of senior management on our compliance committee who have functional compliance responsibility, and other members of senior management on areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks. The audit committee receives these reports from the appropriate "risk owner" within the company to enable the audit committee to understand our risk identification, risk management and risk mitigation strategies. The chairwoman of the audit committee reports on these discussions to the full board during each regularly-scheduled board meeting. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance, and by reviewing the code of business conduct and ethics which creates a foundation for our compliance program.

Executive Compensation Processes

        We have implemented an annual performance review program for our employees, including our executives, with annual corporate goals that are proposed by management, reviewed by the compensation committee and approved by the board of directors. These corporate goals target the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial and/or compliance milestones; and business development and financing initiatives. Individual performance is evaluated in part by reviewing the extent to which an employee's performance facilitates the achievement of our annual corporate and business goals. Annual salary changes, individual components of annual incentive cash bonus awards and equity awards for each of our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers, or our Named Executives, are tied to a combination of achievement of corporate goals and individual performance.

        The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. To assist the compensation committee in discharging its responsibilities, in September 2008 the compensation committee retained DolmatConnell & Partners, an independent compensation consultant that we refer to as DolmatConnell, to evaluate certain aspects of our compensation practices and assist the compensation committee with setting executive compensation. In addition, in 2009 we used the services of Radford Survey and Consulting, a business unit of AON, to assist in the evaluation of executive compensation.

        For further information about our executive compensation, please see the "Executive Compensation—Compensation Discussion and Analysis" section below.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and other members of the board of directors. In addition, during 2009, the nominating and corporate governance committee used the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of director nominees, the nominating and corporate governance committee applies the criteria attached to its charter. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The criteria further specify that the value of diversity on the board should be considered by the nominating and corporate governance committee in the director identification and nomination process. The nominating and corporate governance committee seeks nominees with a broad diversity of experience, professions, skills, gender, race, national origin and backgrounds and considers such factors in evaluating prospective nominees. However, the nominating and corporate governance committee does not assign specific weights to particular criteria and no particular trait is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth in our amended and restated bylaws that are described below under the heading "Stockholder Proposals."

        In June 2009, Bruce Downey was appointed by our board of directors as a new director. Mr. Downey was originally proposed to the nominating and corporate governance committee by a search firm engaged to assist us in recruiting new members to the board of directors.

Communicating with the Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board of directors (if an independent director) or the lead director (if one is appointed), or otherwise the chairperson of the nominating and corporate governance committee, subject to advice and assistance from the general counsel and, if requested, outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies of summaries of such communications to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board of directors should address such communications to board of directors c/o Bruce A. Leicher, Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, facsimile (617) 621-0431.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.momentapharma.com under the Corporate Governance tab in the Investors section of our webste. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Global Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that, except as set forth below, during 2009 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements:

  •
  a late Form 4 report was filed for Ganesh Venkataraman on November 25, 2009 to report the sale of 102 shares of our common stock on August 24, 2009; and

  •
  a late Form 4 report was filed for Steven B. Brugger on November 25, 2009 to report the sale of 102 shares of our common stock on August 24, 2009.

Our Executive Officers

        The following table sets forth the names, ages and positions of our current executive officers as of April 15, 2010:

Name	Age	Position
Craig A. Wheeler*	49	President and Chief Executive Officer
Richard P. Shea	58	Senior Vice President and Chief Financial Officer
Ganesh Venkataraman, Ph.D.	43	Chief Scientific Officer and Senior Vice President, Research
Steven B. Brugger	51	Chief Operating Officer
John E. Bishop, Ph.D.	48	Senior Vice President, Pharmaceutical Sciences
Bruce A. Leicher	54	Senior Vice President, General Counsel and Secretary
James M. Roach, M.D.	50	Chief Medical Officer and Senior Vice President, Development

*
Mr. Wheeler is a member of our board of directors. See Proposal One—Election of Directors for more information about Mr. Wheeler.

        Richard P. Shea has been our Senior Vice President and Chief Financial Officer since July 2007. From October 2003 through July 2007, he served as our Vice President and Chief Financial Officer. From April 2002 to April 2003, Mr. Shea served as Chief Operating Officer for Variagenics, Inc., a pharmacogenomics company. From March 2000 to April 2002, Mr. Shea served as Variagenics, Inc.'s

Chief Financial Officer and from February 1999 to March 2000, he served as its Vice President, Finance and Administration. Mr. Shea is a CPA and received his A.B. from Princeton University and his M.B.A. from Boston University.

        Ganesh Venkataraman, Ph.D., is a co-founder of our company and has been our Chief Scientific Officer since September 2007 and our Senior Vice President, Research since April 2005. From January 2002 through April 2005, he served as our Vice President, Technology. From August 2000 to January 2003, Dr. Venkataraman served as the Director of Bioinformatics for the Consortium for Functional Glycomics, a National Institutes of Health initiative to study the role of complex sugars in biology. From March 1995 to July 2000, Dr. Venkataraman was a research faculty member at the Harvard-M.I.T. division of Health Sciences & Technology, where he investigated the biochemistry and biophysics of carbohydrates and conducted research in the area of analytical techniques for complex carbohydrates. Dr. Venkataraman received his M.S. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

        Steven B. Brugger has been our Chief Operating Officer since September 2007. He served as our Senior Vice President, Strategic Business Operations from April 2005 to September 2007 and as our Vice President, Strategic Product Development from August 2002 to April 2005. From 2000 to August 2002, Mr. Brugger served as a Vice President for Millennium Pharmaceuticals, Inc., a biopharmaceutical company, and from October 1999 through 2000 he served as a Senior Director at Millennium. During his tenure at Millennium, Mr. Brugger served as Head of Commercial Development, General Manager of the Inflammation and Metabolic Business Units, and Development Projects Leader for the Aventis and Abbott collaborations. Prior to joining Millennium, Mr. Brugger worked for 19 years in the pharmaceutical industry, with his most recent position being as an Executive Director, Marketing at Novartis Pharmaceuticals Corporation, a pharmaceutical company. Mr. Brugger received his B.A. in Biology from Susquehanna University and his M.B.A. from Rutgers University.

        John E. Bishop, Ph.D., has been our Senior Vice President, Pharmaceutical Sciences since December 2006. He served as our Vice President, Pharmaceutical Sciences and Manufacturing from November 2004 to December 2006. From August 2000 to October 2004, Dr. Bishop served as Director and Head of Process Development (Chemical and Biologics) at Millennium Pharmaceuticals, Inc. During that period, he also led the Chemistry, Manufacturing and Controls (CMC) team for Velcade®, a type of cancer medicine. From July 1994 to August 2000, Dr. Bishop was a Process R&D leader at the DuPont Merck Pharmaceutical Company, with responsibility for the division's process development, technology transfer, and vendor management activities. Dr. Bishop received his B.S. magna cum laude in Chemistry and German from Tufts University, his Ph.D. in Organic Chemistry from UC Berkeley and his M.B.A. from Northeastern University.

        Bruce A. Leicher has been our Senior Vice President and General Counsel since July 2008 and Secretary since September 2008. From December 2006 to July 2008, Mr. Leicher served as Senior Vice President, General Counsel and Secretary at Altus Pharmaceuticals Inc., a biopharmaceutical company. From December 2005 to December 2006, he served as Vice President, General Counsel and Secretary at Antigenics Inc., a biotechnology company. From January 2003 to November 2005, Mr. Leicher served as Vice President and Chief Pharmaceutical Counsel for Millennium Pharmaceuticals, Inc. From January 2001 to December 2002, Mr. Leicher entered private practice, serving as the Co-Chair of the Life Sciences Practice Group at Hill & Barlow during 2002. From January 2000 to December 2000, Mr. Leicher served as Vice President, General Counsel and Secretary of Ontogeny Inc., a biotechnology company, and Curis Inc., a biotechnology company, following the merger of Ontogeny, Creative BioMolecules Inc. and Reprogenesis Inc. From January 1990 to December 1999, Mr. Leicher served in several senior legal positions, most recently as Vice President, Legal for Genetics Institute, Inc., a biotechnology company, and Wyeth, a pharmaceutical company, and several senior legal positions at Bolt Beranek and Newman Inc., a technologies solution firm. Mr. Leicher received his B.A. from the University of Rochester and his J.D. from Georgetown University Law Center. After earning his law degree, Mr. Leicher served as a law clerk to the Honorable Thomas F. Hogan, U.S. District Court Judge for the District of Columbia and practiced as an associate at Butler & Binion in Washington, D.C. and Hale and Dorr in Boston, MA.

        James M. Roach, M.D., has been our Chief Medical Officer and Senior Vice President, Development since February 2008. From January 2006 to February 2008, Dr. Roach served as Senior Vice President, Medical Affairs at Sepracor Inc., a pharmaceutical company, where he also served as Vice President, Medical Affairs from July 2002 to December 2005 and as Executive Medical Director, Medical Affairs from January 2002 to June 2002. Dr. Roach has also held senior clinical research and/or medical affairs positions at Millennium Pharmaceuticals, Inc., LeukoSite, Inc., a biotechnology company, Medical and Technical Research Associates, Inc., a contract research organization, and Astra USA, a pharmaceutical company, where he began his career in the industry in September 1995. Dr. Roach is board certified in Internal Medicine, Pulmonary Disease, and Critical Care Medicine and is an Assistant Clinical Professor of Medicine at Harvard Medical School and an Associate Physician at Brigham and Women's Hospital. Dr. Roach received his B.A. in biology and philosophy from the College of the Holy Cross and his M.D. from Georgetown University School of Medicine. He completed his residency in Internal Medicine and fellowship in Pulmonary and Critical Care Medicine at the Walter Reed Army Medical Center in Washington, D.C.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

        Our compensation committee has determined that our compensation program should be designed to:

  •
  link pay to performance, measured on the corporate as well as individual level;

  •
  reinforce business strategy and reflect and reinforce Momenta's values;

  •
  reward teamwork and integrity;

  •
  motivate our people to achieve meaningful results in support of our company goals;

  •
  keep things simple to promote understanding and enable employees to make informed decisions; and

  •
  retain our management team and our other employees.

        The objective of our executive compensation program is to align the interests of management with the interests of stockholders through a system that correlates compensation to company-wide objectives and, to a lesser extent, individual performance. Our program is geared for short and long-term performance, with the goal of increasing stockholder value over the long term. We also emphasize employee retention in our program.

        Our executive compensation philosophy is based on the following principles:

  •
  Competitive and Fair Compensation.  We believe that the performance of our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers, or our Named Executives, should be viewed, and their overall compensation should be determined, in the context of our industry, the competitive landscape and our performance. While we do not have an exact formula for allocating between cash and non-cash compensation, we try to balance short-term cash compensation and long-term equity by offering reasonable base salaries, market-competitive benefits, annual incentive cash bonuses and opportunities for financial growth through our stock option and other equity incentive programs. Cash and non-cash components are established separately and viewed distinctly by our compensation committee.

  •
  Sustained Performance.  In determining total compensation, we stress a philosophy that is performance driven. Our Named Executives are primarily rewarded based upon an assessment of corporate performance and secondarily on individual performance. Corporate performance is evaluated by reviewing the extent to which established corporate goals are met. Individual performance is evaluated by reviewing how each Named Executive contributed in the context of overall corporate goals. Our compensation philosophy emphasizing performance permeates total compensation for both executives and non-executives. We believe that the design of our executive compensation program affects all of our employees and, because the performance of every employee is important to our success, we are cognizant of the effect that executive compensation may have on other employees.

Background for 2009 Compensation

        In early 2008, we engaged Radford Survey and Consulting, a business unit of AON, to examine our historical peer group companies and determine the appropriateness of retaining those companies as our peer group. In reviewing and selecting potential peer group companies, Radford first identified all publicly traded, U.S.-headquartered companies in the biotechnology/pharmaceutical marketplace.

Radford next refined the pool to reflect companies with 65 to 600 employees and a market capitalization between $200 million to $1.4 billion. Radford next qualitatively evaluated and refined the pool to identify each company's product focus, stage of development and its peer companies, where publicly disclosed. Radford then selected companies that were similar to Momenta, taking into considering the financial profile, product focus and product stage of development for each company.

        In June 2008, the compensation committee reviewed and approved the peer group companies presented by Radford based on the above methodology and analysis, which are:

ACADIA Pharmaceuticals, Inc.	Incyte Corporation
Adolor Corporation	Inspire Pharmaceuticals Inc.
Affymax Inc.	Maxygen Inc.
Alnylam Pharmaceuticals, Inc.	Progenics Pharmaceuticals Inc.
Array BioPharma Inc.	Rigel Pharmaceuticals Inc.
Dendreon Corporation	Seattle Genetics Inc.
Dyax Corp.	Synta Pharmaceuticals Corporation
Exelixis Inc.	Theravance Inc.
GTx Inc.	Xenoport Inc.
Idenix Pharmaceuticals, Inc.

        In addition, in order to determine the appropriate target level for company-wide salary increases for 2009, in September 2008 we obtained survey data from the following survey sources: The Survey Group; WorldatWork; Mercer; Hewitt Associates; Conference Board and Radford. These surveys were utilized to assure that our proposed merit salary increases were competitive in the market. The projected merit salary increases for 2009 contained in the surveys were between 3.6% and 4.2% of current base salaries. The average projected merit salary increase for executives was 3.85%, while the projected merit salary increase for exempt employees was 3.83%. Using this data, we set a target level of merit salary increase for 2009 at 4.0%.

Background for 2010 Compensation

        In the fall of 2009, DolmatConnell & Partners provided analysis and advice of our executive compensation program, including base salaries, short-term incentives and long-term incentives, as compared to our previously-determined peer group companies. In conducting its review, DolmatConnell considered the company's ability to continue to recruit, retain and motivate the executive team. DolmatConnell did not recommend any significant compensation adjustments for our executives in 2010.

        In addition, in order to determine the appropriate target level for company-wide salary increases for 2010, in September 2009 we obtained survey data from the following survey sources: The Survey Group; WorldatWork; Hewitt Associates; Conference Board and Radford. These surveys were utilized to assure that our proposed merit salary increases were competitive in the market. The projected merit salary increases for 2010 contained in the surveys were between 3.0% and 3.5% of current base salaries, with the Radford survey, the only industry-specific survey, projecting a 3.5% increase. Using this data, we set a target level of merit salary increase for 2010 at 3.5%.

Stock Ownership Guidelines

        In September 2007, our board of directors, upon recommendation of the compensation committee, approved a stock ownership and retention program for our executive officers and directors. The purpose of the program is to ensure that each of our executive officers and directors has a long-term equity stake in Momenta, to more closely align the interests of the executive officers and directors with those of our stockholders and to further promote our commitment to sound corporate governance.

        Under the program's guidelines:

  •
  our President and CEO is expected to hold shares of our common stock having an aggregate value equal to or greater than three times his or her annual base salary;

  •
  other executive officers are expected to hold shares of our common stock having an aggregate value equal to or greater than one times their annual base salary; and

  •
  non-employee directors are expected to hold shares of our common stock having an aggregate value equal to or greater than three times their then current annual base retainer for general board membership, excluding committee retainers, per-meeting or other similar fees.

        Our executive officers and directors are expected to comply with these guidelines by the later of March 31, 2013 and the fifth anniversary that each such person becomes subject to the guidelines. Until the applicable minimum share requirement is achieved, each executive officer and director is required to retain all shares of restricted stock upon the lapse of vesting restrictions, net of shares surrendered or sold to pay applicable withholding taxes. Once an executive officer or director has met these guidelines, he or she must continue to satisfy the guidelines so long as he or she remains subject to the guidelines. Each executive officer and director's satisfaction of the minimum share requirement will be measured on an annual basis. Shares that count toward satisfaction of the guidelines include:

  •
  shares of common stock owned outright by the executive officer or director or his or her spouse or minor children;

  •
  shares of common stock held in trust for the benefit of the executive officer or director or his or her spouse or minor children; and

  •
  restricted stock or restricted stock units for which applicable restrictions have lapsed.

        The minimum share requirement may be waived, at the discretion of the compensation committee, if compliance would create severe hardship, would prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement, or when he or she attains the age of 62.

Determining Executive Compensation—Roles and Process

        Utilizing the philosophy and background outlined above, our compensation committee determines the parameters of the executive compensation program, including appropriate target levels and performance measures, and administers our executive compensation program. This section discusses in greater detail the roles and process underlying the application of our executive compensation philosophy.

  Role of CEO in Compensation Decisions

        The CEO's role in the compensation process begins with the establishment of our corporate and business performance objectives against which the payment of annual incentive bonus awards will be measured. Our CEO, together with our executive team, discusses and formulates annual corporate and business goals. These goals are presented to our compensation committee, which reviews and finalizes the goals and recommends them for approval by our board of directors. The CEO's role in the compensation process continues with his review of our Named Executives. Our CEO elicits 360-performance reviews with respect to each of our Named Executives. These 360-performance reviews are evaluations of each Named Executive that are submitted to our CEO by our employees who interact with these Named Executives. Each executive also completes a written self-assessment which is submitted to the CEO. The CEO then assimilates the feedback from the 360-performance reviews and the self-assessment into formal written evaluations of each Named Executive, including the CEO's own evaluation of the Named Executive. The CEO's evaluation also includes documenting each

Named Executive's performance during the year, detailing accomplishments, areas of strength and areas for development. The CEO bases this evaluation on his knowledge of each Named Executive's performance and feedback provided by the 360-performance reviews. Each Named Executive is then rated based on his or her performance during the year. The CEO then works directly with our Vice President, Human Resources to provide comprehensive recommendations for salary changes, individual components of annual incentive cash bonus awards and equity awards for each of our Named Executives. These recommendations are presented to, reviewed by, modified or accepted, and approved by our compensation committee. The CEO then meets with each Named Executive and reviews his or her respective performance evaluation and compensation changes, if any.

        At the request of the compensation committee, our CEO attends all or portions of periodic meetings of the compensation committee, but does not attend portions of any meeting in which the compensation committee discusses his compensation or performance. In addition, our compensation committee reviews the information with respect to executive compensation trends among our peer-group companies, including the overall blend of salary, bonus and equity compensation within such group, presented by our Vice President, Human Resources and her recommendations pertaining to our executive compensation program. As discussed below, the compensation committee also reviews data and recommendations from compensation consultants.

        The compensation committee has delegated to our CEO the authority to make stock option grants under our 2004 Stock Incentive Plan, as amended, to newly-hired employees below the senior director level based on a number of options within a range as set forth in a matrix previously approved by the board of directors.

  Role of the Compensation Committee

        Our compensation committee recognizes the importance of maintaining sound principles for the development and administration of our compensation program, which is intended to strengthen the link between executive pay and performance. The compensation committee, in accordance with its written charter, oversees all aspects of our director, officer and other executive compensation policies. Based on the process described under the caption "Role of CEO in Compensation Decision," above, the CEO, together with our Vice President, Human Resources, makes a recommendation to the compensation committee on each Named Executive's compensation, except his own. Named Executives do not propose or seek approval for their own compensation. The compensation committee then determines the compensation of each of these Named Executives. The chairman of the board and the chairman of the compensation committee evaluate the CEO's performance, utilizing input from the board of directors and from selected executive officers in connection with an annual 360-performance review, and make recommendations to the compensation committee, which then determines the CEO's compensation.

  Role of External Advisors

        To assist it in discharging its responsibilities, our compensation committee utilized two independent compensation consultants, Radford and DolmattConnell, to evaluate certain aspects of our compensation practices and to assist in making recommendations for our board of directors and executive compensation programs. As part of this process, members of the compensation committee reviewed materials provided by our compensation consultants, and had the opportunity to meet independently with Radford and DolmattConnell periodically throughout the year to discuss our executive and director compensation and to receive input and advice. Any written reports and studies provided by Radford and DolmattConnell to management are provided to the compensation committee. Neither Radford nor DolmattConnell provided any other services to us other than those described in this Executive Compensation section.

        We do not use "internal pay equity" as a constraint on compensation paid to our CEO or other Named Executives. Such systems typically put a ceiling on part or all of an executive's compensation based on a specified multiple of compensation awarded to another executive or a class of employees of the Company. Our management and our compensation committee do not believe that such arbitrary limitations are an appropriate way to make compensation decisions for our executives. Instead, we rely on the judgment of the compensation committee, after considering recommendations from management and external advisors, available market data and evaluations of executive performance, in the context of a program that is weighted heavily in favor of performance-based compensation for our Named Executives.

Elements of Compensation

        Our compensation program is designed to reward each Named Executive based upon a combination of corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which pre-set goals are met, which generally include the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial or compliance milestones; and business development and financing initiatives. We evaluate individual performance in part by reviewing the extent to which individual performance facilitated the achievement of the corporate and business goals discussed above.

        The compensation package offered to each Named Executive is comprised of a combination of:

  •
  base salary;

  •
  annual incentive cash bonus awards;

  •
  annual equity awards;

  •
  other benefits, such as health, dental, disability and life insurance; and

  •
  severance and change-of-control payments.

        We maintain broad-based benefits that are provided to eligible employees, including health, dental, life and disability insurance and a 401(k) plan. Our Named Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

        Base Salary.    Base salaries are established for our Named Executives at levels that are intended to reflect the scope of each Named Executive's industry experience, knowledge and qualifications, salary levels in effect for comparable positions within our peer group companies and internal comparability considerations. We believe that base salaries are a fundamental element of our executive compensation program. Base salaries are reviewed at least annually by our compensation committee and are adjusted from time to time to ensure that our executive compensation structure remains aligned with our compensation objectives and are based upon various subjective criteria and the compensation paid by peer group companies. Subjective performance criteria include an executive's ability to lead through motivating and inspiring others, demonstrate the skills necessary to perform effectively in his or her area of responsibility, recognize and pursue new business opportunities and initiate programs to enhance our growth and success.

  2009 Base Salary

        The compensation committee reviewed the salaries of the Named Executives in January 2009. The compensation committee had previously approved a 4% merit increase target for all employees in connection with its review of survey data of industry trends. The compensation committee used the target as well performance review input for each of the Named Executives, with the exception of the CEO, to approve salary increases to be effective as of January 1, 2009. The compensation committee discussed and took into consideration the current global economic conditions and recognized that proposed merit increases for 2010 could be significantly less than historical increases. The compensation committee then discussed the CEO's performance. The compensation committee noted that the CEO had performed extremely well during the year and wanted to reward him accordingly. The compensation committee recognized that the CEO's compensation was at the 75th percentile of peer group companies but determined that a 3% increase was appropriate because of his performance during 2008. The compensation committee also discussed the CEO's recommendation for the Named Executives and their individual performance during 2008. The compensation committee approved a salary increase for the Named Executives to be effective as of January 1, 2009 as set forth below:

Name	2008 Base Salary	2009 Base Salary	Increase
Craig A. Wheeler	$515,000	$530,450	3.0%
Richard P. Shea	$280,800	$292,032	4.0%
James Roach	$330,000	$343,200	4.0%
Steven B. Brugger	$353,280	$369,178	4.5%
John E. Bishop	$283,379	$295,281	4.2%

  2010 Base Salary

        The compensation committee reviewed the salaries of the Named Executives at its February 2010 meeting. The compensation committee had previously approved a 3.5% merit increase for all employees in connection with its review of survey data of industry trends. The compensation committee used the target as well performance review input for each of the Named Executives to approve salary increases to be effective as of January 1, 2010. The compensation committee approved a salary increase for the Named Executives to be effective as of January 1, 2010 as set forth below:

Name	2009 Base Salary	2010 Base Salary	Increase
Craig A. Wheeler	$530,450	$549,016	3.5%
Richard P. Shea	$292,032	$302,253	3.5%
James Roach	$343,200	$355,212	3.5%
Steven B. Brugger	$369,178	$382,838	3.7%
John E. Bishop	$295,281	$306,206	3.7%

        Annual Incentive Cash Bonus.    We use annual incentive cash bonuses to motivate our Named Executives to achieve and exceed specified goals in a time frame that is one year in duration. Annual incentive cash bonuses are determined on the basis of our achievement of corporate performance targets and individual contribution toward those corporate goals. Our corporate goals are typically focused upon the achievement of specific research, clinical, regulatory, commercial, financial, compliance or operational milestones. These goals are also considered to be conducive to the creation of stockholder value and designed to contribute to our current and future financial success.

        Under our annual incentive cash bonus program, corporate goals are proposed by management and approved by the compensation committee and the board of directors. Each corporate goal is assigned a percentage value (e.g., 10%, 15%, 20%, etc.) and within each corporate goal there are achievement milestones that are expressed in the following target percentages: 70%, 100% and 130%. If a corporate goal does not meet at least the 70% target percentage no achievement percentage is assigned. If, for example, we were to achieve 100% of our corporate goals, but only to the extent of the 70% target percentage within each goal, the annual bonus pool for that year would be 70% of the aggregate bonus potential for all participants. In addition, our compensation committee has the discretion to take into consideration mitigating and/or extraordinary circumstances when determining the level of achievement of goals and related milestones. The CEO's annual incentive bonus award is completely dependent upon the achievement of corporate goals, and senior vice presidents' and vice presidents' target bonuses are 75% dependent upon the achievement of corporate goals and 25% dependent upon the subjective analysis of their individual performance in relation to the corporate goals.

        The target bonus potential for the CEO is 60% of base salary, with a maximum bonus opportunity equal to 150% of his base salary. The target bonus potential for the other Named Executives is 30% of base salary for vice presidents, 35% for senior vice presidents and 45% for the Chief Operating Officer. Bonuses, if any, are determined and paid on an annual basis after completion of the fiscal year in which bonuses are earned.

        The corporate goals for 2009 were:

  •
  approval of the M-Enoxaparin ANDA (30%);

  •
  advancing our M356 and glycoprotein programs (20% and 15%, respectively);

  •
  completion of certain clinical and non-clinical studies for M118 (10%);

  •
  advancement of our corporate strategic plan (15%); and

  •
  achievement of financial discipline goals (10%).

        In assessing the achievement of these goals, the compensation committee considered the recommendations of our CEO and Chief Operating Officer, who, with input from the other executive officers, assessed our performance against corporate goals for 2009 and made recommendations to the board and the compensation committee. The compensation committee then reviewed and discussed these recommendations, taking into account mitigating and/or extraordinary circumstances. In January 2010, the compensation committee made a determination of the achievement of the corporate goals at 58.5% and, in its discretion, awarded an additional 10% to the achievement level of corporate goals related to significant achievements during the year, including achievement of 85% of the key functional goals set forth at the beginning of the year while achieving substantial savings in operating expenses as compared to the original 2009 budget. As a result, the compensation committee concluded that, including the additional achievements, our total achievement level of the 2009 corporate goals was 68.5%, as follows:

Corporate Goal	Percentage Value (%)	Actual Level of Achievement (%)
Approval of M-Enoxaparin ANDA	30	—
Advancement of our M356 Program—U.S.	15	100
Advancement of our M356 Program—EU	5	70
Advancement of our Glycoprotein Program	15	100
Completion of Clinical and Non-Clinical Studies for M118	10	100
Advancement of Corporate Strategy Plan	15	100
Financial Discipline Goals	10	—
Additional Achievements	10	100

        In February 2010, the compensation committee reviewed each Named Executive's performance recommendation as submitted by the CEO and our Vice President, Human Resources. The individual objectives for our Names Executives included meeting specified targets in the following areas: successfully managing the business to the budget; business development achievements; external alliance management and funding; pipeline development; and strategic planning. Based on the 68.5% corporate goal achievements (weighted 100% for Mr. Wheeler and 75% for all other Named Executives), as well as individual goals (except in the case of Mr. Wheeler), in February 2010, we paid bonuses to our

Named Executives for their performance in 2009 representing the following percentages of base salary as of December 31, 2009:

Name	Target Bonus Potential as a Percentage of Base Salary	2009 Bonus Payment	Percentage of 2009 Base Salary	Percentage of Target Bonus
Craig A. Wheeler	60%	$218,015	41.1%	68.5%
Richard P. Shea	35%	$68,264	23.4%	66.8%
James Roach	35%	$82,282	24.0%	68.5%
Steven B. Brugger	45%	$116,644	31.3%	70.2%
John E. Bishop	35%	$72,563	24.6%	70.2%

        Equity Awards.    Compensation for employees, including executive officers, also includes equity awards designed to align the long-term interests of our employees and our stockholders and to assist in the retention of executives. We believe that equity compensation is a critical component of competitive compensation in the industry in which we operate.

        We award initial stock option grants to executives when they join Momenta or are promoted to executive officer. The size of an initial stock option grant is generally targeted to be within a pre-set range and is approved by the compensation committee. Initial stock option grants typically vest as to 25% of the shares subject to such option one year from the date of grant and 6.25% of the shares subject to such option vest on a quarterly basis thereafter. Annual performance grants are also made pursuant to a pre-set range approved by the board of directors and set forth on a matrix that is generally intended to reflect the level of the employee's position with us as well as an individual's performance relative to his or her goals and other employees at the same performance and position level. These stock option grants are typically made annually in conjunction with the review of individual performance. This review takes place at the beginning of each fiscal year for performance in the previous year, and is reviewed and awarded annually, typically at the regularly scheduled meeting of the compensation committee following completion of company-wide performance reviews. Performance options generally vest quarterly over a four-year period commencing three months from the date of grant. Stock option grants, whether made either by the CEO or by the compensation committee, are made on regularly-scheduled monthly dates that occur outside of regularly scheduled quarterly financial blackout periods.

        We have also made restricted stock awards to our CEO and executives as a complement to granting stock options in order to balance the volatility of the price of stock options and to assist with compliance with our stock ownership guidelines. In addition, we have made restricted stock awards from time to time to certain key employees. When such restricted stock has been awarded, the circumstances were carefully evaluated and we focused on factors such as the individual's contribution to Momenta, his or her importance to Momenta and, in some cases, the achievement of key milestones.

        For 2009 performance, our compensation committee approved annual stock option grants to all of our employees, including the Named Executives, and also approved the award of restricted stock to executives, including the Named Executives. The compensation committee does not use a quantitative formula to relate option grants or restricted stock awards to the degree to which an individual achieved his or her goals for a particular year. Goal achievement and non-goal specific activities are factored into making the assessment of an executive's overall contribution. The compensation committee intends that the annual aggregate value of awards (using the Black Scholes or equivalent valuation methodology) to executives will be set near competitive levels for companies represented in the compensation data it reviews.

        The compensation committee reviewed equity awards for 2009 performance of the Named Executives in February 2010. At that meeting, the compensation committee approved the following equity awards our CEO and the other Named Executives as follows:

Name	Number of Shares of Common Stock Underlying Stock Options(1)	Shares of Restricted Common Stock(2)
Craig A. Wheeler	100,000	75,000
Richard P. Shea	23,750	9,500
James Roach	23,750	9,500
Steven B. Brugger	43,313	17,325
John E. Bishop	26,125	10,450

(1)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period after the date of grant.

(2)
These shares of common stock are subject to a restricted stock agreement, pursuant to which 25% of such shares vest and become free from forfeiture on the first anniversary of the date of grant and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

        Timing and Pricing of Option Grants.    The compensation committee's procedure for timing of equity grants is intended to ensure that grant timing is not manipulated to result in a price that is favorable to employees. Commencing in 2007, the annual equity grant date for all eligible employees, including the Named Executives, is the date of the regularly scheduled meeting of the compensation committee following completion of company-wide performance reviews. The grant date timing is driven by the fact that it coincides with our calendar-year-based performance management cycle, allowing us to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.

        Aside from the annual equity grant, it is our policy that options will normally be granted:

  •
  to non-employee members of the board of directors, on the date of our annual general meeting each calendar year; and

  •
  to newly-hired employees on regularly scheduled monthly dates after their date of hire, which monthly dates are scheduled outside of quarterly earnings blackout periods.

        The compensation committee sets the exercise price of all stock options to equal the closing price of our common stock on NASDAQ Global Market on the day before the date of grant in the case of annual non-employee director grants, and the date of grant for all other grants.

        Other Elements of Compensation and Perquisites.    In order to attract, retain and pay market levels of compensation, we provide our executive officers and other employees the following benefits and perquisites:

        Medical Insurance.    We provide to our Named Executives, their spouses, domestic partners and children, health, dental and vision insurance coverage that we generally make available to other employees. We pay a portion of the premiums for this insurance for all employees.

        Life and Disability Insurance.    We provide each Named Executive disability and/or life insurance that we may from time to time make available to other executive employees of the same level of employment. Our CEO also receives reimbursement for an additional $3.0 million dollar life and disability policy, capped at a maximum of $5,000 of reimbursement premium per year.

        Defined Contribution Plan.    We offer a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, a tax-qualified retirement plan, to eligible employees. The 401(k) Plan permits eligible employees to defer up to 60% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code, which we refer to as the Code. The employees' elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant's compensation that he or she has contributed to the plan. Our contribution is subject to vesting at the rate of 25% at the end of each year over the first four years of employment. All of our Named Executives participated in the 401(k) Plan during 2009 and received matching contributions.

        Employee Stock Purchase Plan.    We also offer an Employee Stock Purchase Plan, or the ESPP. The ESPP is available to all of our employees, including the Named Executives, who work more than 20 hours in a week and five months during the course of a year. Under the ESPP, eligible participants purchase shares of our common stock at a discount of 15% from the fair market value of the lower of the beginning date or end date of the applicable purchase period. The purchase dates occur on the last business day of January and July of each year. To pay for the shares, each participant may authorize periodic payroll deductions ranging from 1% to 15% of his or her cash compensation, subject to certain limitations imposed by applicable law. All payroll deductions collected from the participant during a plan period are automatically applied to the purchase of common stock on that period's purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date.

        Other.    We make available certain other perquisites or fringe benefits to all eligible employees, including the Named Executives, such as tuition reimbursement, parking fees, professional society dues, gym subsidies, cell phones and food and recreational fees incidental to official company functions, including board meetings. The CEO is also entitled to financial and tax advice and reimbursement of expenses in connection with using his personal airplane for business purposes (up to the equivalent amount of a first class commercial fare per usage).

        Severance and Change-of-Control Benefits.    Pursuant to employment agreements we entered into with Messrs. Wheeler, Shea, Roach, Brugger and Bishop, these Named Executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination without cause and for good reason following a change of control of Momenta.

        We believe that severance protections, particularly in the context of a change-of-control transaction, can play a valuable role in attracting and retaining executive officers, are an important part of an executive's compensation and are consistent with competitive practices. Accordingly, we provide such protections for our Named Executives and certain other executive officers. We believe that the occurrence, or potential occurrence, of a change-of-control will create uncertainty regarding the continued employment of our Named Executives. This uncertainty results from the fact that many change-of-control transactions result in significant organizational changes, particularly at the senior executive level. Our practice, in the case of our employment agreements, has been to structure these change-of-control benefits as "double trigger" benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the Named Executive is terminated during the twelve-month (or 24-month in the case of the CEO) period after the change of control. We believe a "double trigger" benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs. Because we believe that a termination by the executive for good reason is conceptually the same as a termination by us without cause, and that in the context of a change-of-control potential acquirers would otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance, we provide severance benefits in these circumstances. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the captions "—Employment, Severance and Change of Control Arrangements" and "—Potential Termination and Change of Control Payments" below.

Tax Considerations

        It is generally our policy to qualify compensation paid to executive officers for deductibility under section 162(m) of the Code. Section 162(m) generally prohibits us from deducting the compensation of certain executive officers that exceeds $1,000,000 per person unless that compensation is based on the satisfaction of objective performance goals. However, we reserve the discretion to pay compensation to our executive officers that may not be deductible.

 SUMMARY COMPENSATION TABLE FOR 2009

        The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers during the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007. We refer to these executive officers as our "Named Executives" elsewhere in this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)		Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3)($)	Total ($)
Craig A. Wheeler	2009	530,450	782,250		840,480	218,015	43,152	2,414,347
President, Chief Executive Officer	2008	515,000	555,750		539,020	250,290	18,482	1,878,542
and Director	2007	500,000	2,831,500	(2)	—	273,000	483,897	4,088,397
Richard P. Shea	2009	292,032	89,177		143,722	68,264	11,435	604,630
Senior Vice President and Chief	2008	280,800	80,028		187,309	78,133	10,844	637,114
Financial Officer	2007	254,063	156,150		170,099	85,995	10,536	676,843
Steven B. Brugger	2009	369,178	180,700		291,226	116,644	9,890	967,638
Chief Operating Officer	2008	353,280	37,050		215,613	130,857	10,870	747,670
	2007	303,133	—		292,509	146,575	10,601	752,818
John E. Bishop	2009	295,281	104,039		167,676	72,563	11,484	651,043
Senior Vice President,	2008	283,379	80,028		215,409	79,780	11,044	669,640
Pharmaceutical Sciences	2007	270,400	113,100		329,903	90,429	10,674	814,506
James Roach(4)	2009	343,200	99,085		159,691	82,282	11,470	695,728
Chief Medical Officer and Senior Vice President, Development

(1)
Valuation based on the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, Stock Compensation (excluding the effect of estimated forfeitures). These amounts do not correspond to the actual value that will be realized by the Named Executive upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of option grants are set forth in Note 9 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 12, 2010. With respect to the awards made to Mr. Wheeler in 2007, 2008 and 2009, those awards were made pursuant to and in accordance with the Mr. Wheeler's employment agreement described below under "—Employment, Severance and Change of Control Agreements—Craig A. Wheeler Employment Agreement."

(2)
Valuation based on the aggregate grant date fair value of Mr. Wheeler's performance grant computed in accordance with FASB ASC Topic 718, Stock Compensation. On the date of grant, it was determined by management that the award will ultimately vest and become free from forfeiture. This amount represents the maximum number of shares issuable under such performance-based grant.

(3)
The following table sets forth information regarding all other compensation for the year ended December 31, 2009:

Name	Year	Tax Advice Expense ($)	Insurance Expense ($)	Tax Gross-up ($)	401K Match ($)	Parking/ Transit/Fuel Expense ($)	Gym Fees ($)	Insurance Premiums ($)	Total ($)
Craig A. Wheeler	2009	15,000	5,000	11,566	7,350	2,920	116	1,200	43,152
Richard P. Shea	2009	—	—	—	7,350	2,920	—	1,165	11,435
Steven B. Brugger	2009	—	—	—	7,350	1,340	—	1,200	9,890
John E. Bishop	2009	—	—	—	7,350	2,963	—	1,171	11,484
James Roach	2009	—	—	—	7,350	2,920	—	1,200	11,470
(4)
Dr. Roach joined us in February 2008.

 2009 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information regarding awards made to our Named Executives during the year ended December 31, 2009:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Stock Awards: Number of Shares of Stock (#)	Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards(6) ($)
									Exercise Price of Option Awards(5) ($/Sh)
Name	Type of Award(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Craig A. Wheeler	RS	2/25/2009	(3)	—	—	—	75,000	—	—	782,250
	SO	2/25/2009	(4)	—	—	—	—	100,000	10.43	840,480
	AIBP	N/A			318,270	795,675
Richard P. Shea	RS	2/25/2009	(3)	—	—	—	8,550	—	—	89,177
	SO	2/25/2009	(4)	—	—	—	—	17,100	10.43	143,722
	AIBP	N/A			102,211
Steven B. Brugger	RS	2/25/2009	(3)	—	—	—	17,325	—	—	180,700
	SO	2/25/2009	(4)	—	—	—	—	34,650	10.43	291,226
	AIBP	N/A			166,130
John E. Bishop	RS	2/25/2009	(3)	—	—	—	9,975	—	—	104,039
	SO	2/25/2009	(4)	—	—	—	—	19,950	10.43	167,676
	AIBP	N/A			103,348
James Roach	RS	2/25/2009	(3)	—	—	—	9,500	—	—	99,085
	SO	2/25/2009	(4)	—	—	—	—	19,000	10.43	159,691
	AIBP	N/A			120,120

(1)
Type of Award:
AIBP = Annual Incentive Bonus Plan
RS = Restricted Stock
SO = Stock Option

(2)
All awards in these columns were granted under our annual incentive cash bonus plan. The actual amounts awarded are reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. See "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Cash Bonus" for a description of this plan.

(3)
These shares of common stock are subject to a restricted stock agreement dated February 25, 2009, pursuant to which 25% of such shares vest and become free from forfeiture on February 25, 2010 and as to an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(4)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on May 25, 2009.

(5)
The exercise price of the applicable stock option is equal to the closing price of our common stock as reported by the NASDAQ Global Market on the date of grant.

(6)
Valuation based on the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, Stock Compensation (excluding the effect of estimated forfeitures). These amounts do not correspond to the actual value that will be realized by the named executive officer upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of option grants are set forth in Note 9 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 12, 2010.

 OUTSTANDING EQUITY AWARDS AT 2009 YEAR-END

        The following table sets forth information regarding outstanding stock options and awards of restricted stock held by our Named Executives as of December 31, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested(1) ($)
Craig A. Wheeler	304,686	(2)	70,314	16.18	8/21/2016	100,000	(3)	1,260,000
	43,750	(4)	56,250	7.41	2/22/2018	175,000	(5)	2,205,000
	18,750	(6)	81,250	10.43	2/25/2019	42,188	(7)	531,569
	—		—	—	—	75,000	(8)	945,000
Richard P. Shea	108,800	(9)	—	0.61	10/27/2013	6,563	(10)	82,694
	12,800	(11)	—	4.91	3/24/2014	6,075	(7)	76,545
	11,250	(12)	—	6.88	1/31/2015	8,550	(8)	107,730
	17,578	(13)	1,172	23.62	3/6/2016	—		—
	4,812	(14)	2,188	12.81	2/21/2017	—		—
	8,437	(15)	6,563	10.41	8/14/2017	—		—
	15,203	(4)	19,547	7.41	2/22/2018	—		—
	3,206	(6)	13,894	10.43	2/25/2019	—		—
Steven B. Brugger	27,200	(16)	—	0.23	9/17/2012	200,000	(17)	2,520,000
	28,530	(18)	—	0.23	5/28/2013	2,813	(7)	35,444
	25,000	(12)	—	6.88	1/31/2015	17,325	(8)	218,295
	15,468	(14)	7,032	12.81	2/21/2017	—		—
	13,332	(19)	11,668	5.16	11/13/2017	—		—
	17,500	(4)	22,501	7.41	2/22/2018	—		—
	6,496	(6)	28,154	10.43	2/25/2019	—		—
John E. Bishop	8,750	(20)	—	8.10	11/1/2014	3,751	(21)	47,263
	46,875	(13)	3,125	23.62	3/6/2016	7,501	(22)	94,513
	22,500	(23)	7,500	16.94	12/13/2016	6,075	(7)	76,545
	25,781	(14)	11,719	12.81	2/21/2017	9,975	(8)	125,685
	17,483	(4)	22,480	7.41	2/22/2018	—		—
	3,740	(6)	16,210	10.43	2/25/2019	—		—
James Roach	71,093	(4)	91,407	7.41	2/22/2018	9,500	(8)	119,700
	3,562	(6)	15,438	10.43	2/25/2019	—		—

(1)
Based on $12.60 per share, the last sale price of Momenta common stock on December 31, 2009.

(2)
Represents two option grants made on August 22, 2006, each with an exercise price of $16.18. The shares of common stock underlying these options vested as to 25% of the shares on August 22, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(3)
These shares of common stock are subject to a restricted stock agreement dated August 22, 2006, pursuant to which all of such shares vest and become free from forfeiture on August 22, 2010.

(4)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on May 22, 2008.

(5)
These shares of common stock are subject to a restricted stock agreement dated January 17, 2007, pursuant to which all of such shares vest and become free from forfeiture on the achievement of certain performance milestones within a specified time period.

(6)
The shares of common stock underlying these options vest as to 6.25% of the shares at the end of each three-month period beginning on May 25, 2009.

(7)
These shares of common stock are subject to a restricted stock agreement dated February 22, 2008, pursuant to which 25% of such shares vested and became free from forfeiture on February 22, 2009 and as to an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(8)
These shares of common stock are subject to a restricted stock agreement dated February 25, 2009, pursuant to which 25% of such shares vest and become free from forfeiture on February 25, 2010 and as to an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(9)
The shares of common stock underlying this option vested as to 25% of the shares on October 28, 2004 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(10)
These shares of common stock are subject to a restricted stock agreement dated August 15, 2007, pursuant to which 25% of such shares vested and became free from forfeiture on August 15, 2008 and an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(11)
The shares of common stock underlying this option vested as to 25% of the shares on October 29, 2004 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(12)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on May 1, 2005.

(13)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on June 7, 2006.

(14)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on May 22, 2007.

(15)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on November 15, 2007.

(16)
The shares of common stock underlying this option vested as to 25% of the shares on September 18, 2003 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(17)
These shares of common stock are subject to a restricted stock agreement dated March 7, 2006, pursuant to which 100,000 of such shares vest and become free from forfeiture on March 7, 2010 and the remaining 100,000 shares vest on the achievement of certain commercialization milestones within a specific time period.

(18)
The shares of common stock underlying this option vested as to 25% of the shares on May 29, 2004 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(19)
The shares of common stock underlying this option vest as to 6.25% of the shares at the end of each three-month period beginning on February 14, 2008.

(20)
The shares of common stock underlying this option vested as to 25% of the shares on November 2, 2005 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

(21)
These shares of common stock are subject to a restricted stock agreement, pursuant to which 25% of such shares vested and became free from forfeiture on December 15, 2007, and 6.25% of the shares thereunder vest and become free from forfeiture at the end of each three-month period thereafter.

(22)
These shares of common stock are subject to a restricted stock agreement dated December 14, 2007, pursuant to which 25% of such shares vested and became free from forfeiture on December 14, 2008 and as to an additional 6.25% of the shares vest and become free from forfeiture at the end of each successive three-month period thereafter.

(23)
The shares of common stock underlying this option vested as to 25% of the shares on December 15, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.

 2009 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information regarding shares of restricted stock that vested and became free from forfeiture during the fiscal year ended December 31, 2009. None of our Named Executives exercised stock options in 2009:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Craig A. Wheeler	32,812	$333,652
Richard P. Shea	8,475	$86,408
Steven B. Brugger	2,187	$22,240
John E. Bishop	12,224	$121,807
James Roach	—	—

(1)
Value realized on vesting is determined by multiplying the number of shares that vested by the per-share closing price of the Company's common stock on the vesting date.

Employment, Severance and Change of Control Arrangements

Craig A. Wheeler Employment Agreement

        On August 22, 2006, we entered into an employment agreement with Craig A. Wheeler, pursuant to which Mr. Wheeler serves as our President and CEO and as a member of the board of directors. Pursuant to his employment agreement, Mr. Wheeler initially received an annual base salary of $500,000, subject to annual increases by the board of directors. Mr. Wheeler's annual base salary for 2009 was $530,450 and it was increased to $549,016 for 2010. Mr. Wheeler is eligible to receive bonuses of up to 150% of his base salary for the applicable fiscal year, with an annual bonus target of 60% of the then-applicable base salary. The compensation committee approved a $218,015 bonus paid to Mr. Wheeler in 2010 based on our achievement of corporate goals in 2009. Mr. Wheeler is also entitled to specified benefits, including: participation in our sponsored benefit programs; reimbursement for life insurance premium expenses and related tax gross-up payments; and reimbursement of tax and financial advisor fees incurred by Mr. Wheeler during the period of his employment.

  Equity Awards

        Mr. Wheeler's employment agreement provides for the grant or issuance, as applicable, of the following stock-based awards:

        1.     On August 22, 2006, we granted Mr. Wheeler options to purchase an aggregate of 375,000 shares of common stock at an exercise price of $16.18 per share, which is referred to as the Initial Option Grant. The Initial Option Grant is subject to vesting as to 25% of the shares subject to such option on August 22, 2007 and as to 6.25% of the shares subject to such option at the end of each three-month period thereafter.

        2.     On August 22, 2006, we issued 100,000 shares of restricted common stock to Mr. Wheeler, which is referred to as the Time-Based Grant. The shares of common stock subject to the Time-Based Grant vest and become free from forfeiture on the fourth anniversary of the date of issuance.

        3.     On January 17, 2007, we issued to Mr. Wheeler 175,000 shares of restricted common stock, which is referred to as the Performance Grant. Subject to the acceleration provisions set forth in

Mr. Wheeler's employment agreement, the shares of common stock subject to the Performance Grant shall vest and become free from forfeiture upon fulfillment of any of the following conditions:

    i.
    on the date that we (or any of our partners or collaborators) have commercially launched M-Enoxaparin in the United States, provided that (A) such commercial launch shall have occurred prior to January 17, 2011 and (B) Mr. Wheeler is then employed by us; provided however that "commercial launch" shall not be deemed to have occurred earlier than ten (10) days after the marketing approval of M-Enoxaparin in the United States by the United States Food and Drug Administration;

    ii.
    on January 17, 2011, provided that Mr. Wheeler is then employed by us, our board of directors certifies that any one of the three following events shall have occurred: (A) we have consummated a public offering of shares of our common stock pursuant to a registration statement filed with the Securities and Exchange Commission with gross proceeds to us totaling at least $40.0 million; (B) we have executed a collaboration agreement with an unaffiliated third party partner (and have fulfilled the conditions to closing set forth in such agreement or related agreement(s)), the terms of which shall include an irrevocable commitment from such third party to provide cash payments of at least $40.0 million to us within four years of the date of execution of such collaboration agreement, provided that such unaffiliated third party partner shall not include any party (x) with which we have an executed agreement or (y) with which we have actively negotiated a collaboration, in each case prior to the date of the employment agreement; or (C) the closing price of our common stock on the NASDAQ Global Market has equaled or exceeded $25.00 over a period of 20 consecutive trading days (such price to be adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event).

Notwithstanding the foregoing, if at any time during the four year-period ending on January 17, 2011 our board of directors elects to abandon the M-Enoxaparin program and no longer pursue the commercialization of M-Enoxaparin either for strategic reasons or as a result of adverse events in the regulatory process, the shares of common stock subject to the Performance Grant shall vest and become free from the forfeiture on the date that our board of directors certifies that any one of the three events set forth in item (ii) above shall have occurred; or

    iii.
    in the event the shares of common stock subject to the Performance Grant do not vest before January 17, 2011 in accordance with the conditions set forth in items (i) or (ii) above, provided that Mr. Wheeler is then employed by us, the date our board of directors certifies that (A) we have commercially launched M-Enoxaparin in the United States or (B) any one of the three events set forth in item (ii)(A)-(C) above shall have occurred, in each case on or after January 17, 2011 but prior to January 17, 2013.

        4.     In addition to the Initial Option Grant, the Time-Based Grant and the Performance Grant, on February 22, 2008, we granted Mr. Wheeler (i) 75,000 shares of restricted common stock subject to vesting over four years, which is referred to as the First Target Grant and (ii) an option to purchase 100,000 shares of common stock subject to vesting over four years, with an exercise price of $7.41 per share, which is referred to as the Second Target Grant.

        Beginning in 2009, the grant of stock-based awards to Mr. Wheeler is at the discretion of the board of directors in accordance with the overall equity practices of the company.

  Termination of Employment

        In the event that Mr. Wheeler's employment is terminated by us without cause, by reason of his death or disability or by him for good reason, other than in connection with a change in control (as those terms are defined in his employment agreement):

  •
  the vesting schedules applicable to the Initial Option Grant, the Time-Based Grant and the Performance Grant will be fully accelerated and the shares thereunder fully vested (except in the case of a termination without cause, in which case a total of 75,000 of the shares subject to the Performance Grant shall immediately vest),

  •
  the vesting schedules applicable to the First Target Grant and Second Target Grant will accelerate by an additional 12 months and

  •
  the vesting schedule applicable to all other stock-based awards held by Mr. Wheeler at the time of such termination will accelerate by 25%.

        In the event Mr. Wheeler's employment is terminated by us without cause within 24 months following a change of control (as such term is defined in the employment agreement) or is terminated by Mr. Wheeler for good reason within 24 months following a change of control, the unvested portions of the Initial Option Grant, the Time-Based Grant, the Performance Grant, the First Target Grant, the Second Target Grant and all future stock-based awards shall fully and immediately vest.

        Under his employment agreement, Mr. Wheeler or Momenta may terminate his employment at any time. In the event Mr. Wheeler's employment is terminated without cause by us, as the result of death or disability or Mr. Wheeler terminates his employment for good reason, other than in connection with a change in control, we have agreed to pay Mr. Wheeler a lump sum equal to:

  •
  12 months of the highest base salary in effect during the 12 months prior to the date of termination and

  •
  the greater of 60% of Mr. Wheeler's base salary or his last paid bonus.

Additionally, Mr. Wheeler and his dependents will receive comparable benefits for a maximum of 12 months following such termination subject to his re-employment with comparable benefits.

        If Mr. Wheeler terminates his employment for good reason within 24 months following a change of control of Momenta, or if we terminate Mr. Wheeler's employment without cause within 24 months following a change of control, we have agreed to pay Mr. Wheeler a lump-sum cash payment equal to:

  •
  24 months of Mr. Wheeler's highest base-salary in effect during the 12 months prior to termination of his employment,

  •
  an amount equal to the greater of 60% of Mr. Wheeler's last two years of base salary and an amount equal to two times the last bonus paid to Mr. Wheeler and

  •
  if the aggregate purchase price paid in a change of control transaction equals or exceeds $1.1 billion, an additional amount equal to 12 months of base salary in effect at the time of Mr. Wheeler's termination and the greater of 60% of one year of base salary and the last bonus paid to Mr. Wheeler.

Additionally, Mr. Wheeler is entitled to a tax gross-up payment following such termination and Mr. Wheeler and his dependents will receive comparable benefits for a maximum of 36 months following such termination subject to his re-employment with comparable benefits.

  Other Provisions

        Our employment agreement with Mr. Wheeler also contains non-disclosure, non-competition and assignment of intellectual property terms. These terms provide for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by Mr. Wheeler to us and a 12-month non-compete provision.

Executive Employment Agreements with Richard P. Shea, Steven B. Brugger, John E. Bishop and James Roach

        On April 28, 2008, we entered into executive employment agreements, or the Executive Employment Agreements, with Richard P. Shea, Steven B. Brugger, John E. Bishop and James Roach.

  Salary, Bonus and Benefits

        Pursuant to the Executive Employment Agreements, we have agreed to pay Messrs. Shea, Brugger, Bishop and Roach annual base salaries of $280,800, $353,280, $283,379 and $330,000, respectively, subject to adjustment thereafter, as determined by our board of directors or a committee or designee thereof. If our board of directors approves an annual bonus for calendar year 2008 or any calendar year thereafter Messrs. Shea, Brugger, Bishop and Roach will be eligible for a discretionary bonus award. The annual target for each executive's bonus will be 35%, 45%, 35% and 35% of the annualized base salary for Messrs. Shea, Brugger, Bishop and Roach, respectively. The compensation committee will determine, in its sole discretion, whether (and in what amount) a bonus award is payable to each executive. In order to be eligible for any bonus hereunder, the executive must be an active employee of Momenta on the date such bonus is paid.

        Each executive shall be entitled to participate in all benefit plans and programs that we establish and make available to our employees to the extent that the executive is eligible under (and subject to the provisions of) the plan documents governing those programs.

  Payments Upon Resignation by the Executive Without Good Reason or Termination by Us for Cause

        If the executive voluntarily resigns his employment other than for good reason (as defined in each Executive Employment Agreement), or if we terminate the executive for cause (as defined in each Executive Employment Agreement), we shall pay the executive all accrued and unpaid base salary through the executive's date of termination and any vacation that is accrued but unused as of such date. The executive shall not be eligible for any severance or separation payments or any continuation of benefits (other than those provided for COBRA), or any other compensation pursuant to the Executive Employment Agreement or otherwise. The executive also shall have such rights, if any, with respect to outstanding stock options and restricted stock grants as may be provided under each applicable agreement.

  Payments Upon Termination by Reason of Death or Disability, Termination Without Cause or Resignation for Good Reason

        If the executive's employment with us is terminated by reason of the executive's death or disability (as defined in each Executive Employment Agreement), by us without cause, or by the executive's voluntary resignation for good reason, other than in connection with a change in control (as defined in each Executive Employment Agreement), then the executive shall be paid all accrued and unpaid base salary and any accrued but unused vacation through the date of termination. In addition, the executive shall be eligible to receive the following separation benefits:

  •
  an amount equal to the sum of 12 months of the executive's base salary as of the date of termination and the greater of (i) the annual discretionary target bonus established by our board of directors (or any other person or persons having authority with respect thereto) for the executive for the fiscal year in which the date of termination occurs or (ii) the annual bonus paid to the executive for the most recently completed fiscal year;

  •
  insurance, medical, dental, health and accident and disability benefits as in effect immediately prior to the termination date for a period of 12 months; and

  •
  continued vesting of any unvested stock options and any future stock option grants awarded to the executive after the date of the Executive Employment Agreement for a period of 12 months from the date of termination and an extension of the right to exercise any outstanding stock options on the earlier of three months after such 12-month period or the original expiration date of the applicable outstanding stock option. The executive shall also be entitled to immediate vesting, on the date of termination, of any restricted stock awards with underlying shares that vest solely through the passage of time (i.e., service-based vesting) and not upon the achievement of specified conditions or milestones (i.e., performance-based vesting), including any future restricted stock awards granted to the executive after the date of the Executive Employment Agreement that contain service-based vesting provisions, in each case that would have vested during the period of 12 months from the date of termination.

  Payments Upon Termination in Connection with a Change of Control

        If the executive's employment with the Company is terminated without cause or if the executive terminates his employment with good reason within one year following a change in control (as defined in each Executive Employment Agreement), the executive shall be entitled to all accrued and unpaid base salary and any accrued but unused vacation through the date of termination. In addition, the executive shall be eligible to receive the following separation benefits:

  •
  an amount equal to the sum of 12 months of the executive's base salary as of the date of termination and the greater of (i) the annual discretionary target bonus established by our board of directors (or any other person or persons having authority with respect thereto) for the executive for the fiscal year in which the date of termination occurs or (ii) the annual bonus paid to the executive for the most recently completed fiscal year;

  •
  insurance, medical, dental, health and accident and disability benefits as in effect immediately prior to the termination date for a period of 12 months; and

  •
  immediate vesting of any unvested stock options, restricted stock awards and any future grants awarded to the executive. All such equity awards (whether stock options or restricted stock grants) will remain exercisable in accordance with the applicable stock option plan or grant agreement.

  Non-Competition, Non-Solicitation, Confidential Information and Developments

        In connection with the execution of the Executive Employment Agreements, Messrs. Shea, Brugger, Bishop and Roach restated and reaffirmed all of their respective obligations pursuant to their respective Employee Non-disclosure, Non-competition and Assignment of Inventions Agreements providing for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by each such executive to us and a 12-month non-compete provision.

Potential Termination and Change of Control Payments

  Potential Termination and Change of Control Payments for Craig A. Wheeler

        The following table describes the potential payments, benefits and acceleration of vesting applicable to stock options and restricted stock awards under our employment agreement with Craig A. Wheeler. The amounts shown below assume that the termination of Mr. Wheeler was effective as of December 31, 2009. Actual amounts payable to Mr. Wheeler upon his termination can only be determined definitively at the time of his actual departure.

Benefit	Voluntary Termination or Termination for Cause	Termination Without Cause, Termination by Reason of Death or Disability, Resignation for Good Reason		Termination Without Cause or Resignation for Good Reason Within 24 Months of a Change of Control
Accrued Obligations
Vacation	$10,201	$10,201		$10,201
Severance Benefits
Lump-sum cash payment	—	$848,720	(2)	$1,697,440	(3)
Lump-sum payment with respect to business combination	—	—		$848,720	(4)
Insurance/Healthcare benefits	—	$19,346	(5)	$58,038	(6)
Market Value of Stock Vesting on Termination(1)	—	$4,111,328	(7)	$5,409,819	(8)
Gross-Up Payments	—	—		$3,788,096	(9)

Total	$10,201	$4,989,595		$11,812,314

(1)
Based on the last sale price of Momenta common stock on December 31, 2009, which was $12.60 per share.

(2)
Represents a lump sum payment equal to 12 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $530,450, plus an amount equal to 60% of such base salary, or $318,270. This amount is to be paid in full six months and one day after the date of Mr. Wheeler's termination.

(3)
Represents a lump sum payment equal to 24 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $1,060,900, plus an amount equal to 60% of such base salary, or $636,540. This amount is to be paid in full six months and one day after the date of Mr. Wheeler's termination.

(4)
Assumes that the change of control involves a business combination with an aggregate purchase price exceeding $1.1 billion. In such event, Mr. Wheeler is entitled to an additional lump sum payment equal to 12 months of the highest base salary in effect for Mr. Wheeler during the 12 months prior to his termination, or $530,450, plus an amount equal to 60% of such base salary, or $318,270.

(5)
Represents benefits payable over 12 months for continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to Mr. Wheeler's re-employment with comparable healthcare benefits. The value is based upon the type of insurance coverage we carried for Mr. Wheeler as of December 31, 2009 and is valued at the premiums in effect on December 31, 2009.

(6)
Assumes that the change of control involves a business combination with an aggregate purchase price exceeding $1.1 billion, and represents benefits payable over 36 months for continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to

  Mr. Wheeler's re-employment with comparable healthcare benefits. In the event the aggregate purchase price is less than $1.1 billion, Mr. Wheeler would be entitled to 24 months continuation of coverage under medical and dental plans for Mr. Wheeler and his dependents subject to Mr. Wheeler's re-employment with comparable healthcare benefits, with a value equal to $38,692. This value is based upon the type of insurance coverage we carried for Mr. Wheeler as of December 31, 2009 and is valued at the premiums in effect on December 31, 2009.

(7)
Represents the immediate vesting of 375,000 shares of common stock underlying stock options granted to Mr. Wheeler on August 22, 2006, 100,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated August 22, 2006 and 175,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated January 17, 2007. Additionally, vesting is accelerated by 12 months on 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 22, 2008 and 100,000 shares of common stock underlying stock options granted to Mr. Wheeler dated February 22, 2008. Additionally, vesting is accelerated by 25% on 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 25, 2009 and 100,000 shares of common stock underlying stock options granted to Mr. Wheeler on February 25, 2009. However, the exercise price of $16.18 per share for the 375,000 shares of common stock subject to stock options granted to Mr. Wheeler is above the last sale price on December 31, 2009, and therefore has no market value at that date. If Mr. Wheeler's employment with us is terminated without cause in periods after December 31, 2009, acceleration of vesting to additional equity awards will apply. See the discussion in this proxy statement under the heading "Employment, Severance and Change of Control Arrangements—Craig A. Wheeler Employment Agreement."

(8)
Represents the immediate vesting of 375,000 shares of common stock underlying stock options granted to Mr. Wheeler on August 22, 2006, 100,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated August 22, 2006, 175,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated January 17, 2007, 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 22, 2008, 100,000 shares of common stock underlying stock options granted to Mr. Wheeler dated February 22, 2008, 75,000 shares of common stock subject to a restricted stock agreement between us and Mr. Wheeler dated February 25, 2009 and 100,000 shares of common stock underlying stock options granted to Mr. Wheeler on February 25, 2009. However, the exercise price of $16.18 per share for the 375,000 shares of common stock subject to stock options granted to Mr. Wheeler is above the last sale price on December 31, 2009, and therefore has no market value at that date. If Mr. Wheeler's employment with us is terminated without cause in periods after December 31, 2009, acceleration of vesting to additional equity awards will apply. See the discussion in this proxy statement under the heading "Employment, Severance and Change of Control Arrangements—Craig A. Wheeler Employment Agreement."

(9)
Represents the excise tax payable under section 280G of the United States Internal Revenue Code.

  Potential Termination and Change of Control Payments for Messrs. Shea, Roach, Brugger and Bishop

        The following table describes the potential payments, benefits and acceleration of vesting applicable to stock options and restricted stock awards under our Executive Employment Agreements with each of Messrs. Shea, Roach, Brugger and Bishop. The amounts shown below assume that the termination of each executive was effective as of December 31, 2009 and that each of the Executive Employment Agreements was effective as of December 31, 2009. Actual amounts payable to each Named Executive listed below upon his termination can only be determined definitively at the time of each Named Executive's actual departure.

Name	Benefit	Voluntary Termination or Termination for Cause	Termination for Death, Disability, Without Cause or for Good Reason Other than in Connection with Change of Control		Termination Without Cause or Resignation for Good Reason Within 12 Months of a Change of Control
Richard P. Shea	Accrued Obligations
	Vacation	$13,759	$13,759		$13,759
	Severance Benefits
	Salary		292,032	(2)
	Lump-sum cash payment	—	102,211	(3)	394,243	(4)
	Insurance/Healthcare	—	15,327		15,327	(5)
	benefits
	Market Value of Stock	—	329,544	(6)	412,941	(7)
	Vesting on Termination(1)

	Total	$13,759	$752,873		$836,270

Steven B. Brugger	Accrued Obligations
	Vacation	$27,688	$27,688		$27,688
	Severance Benefits
	Salary		369,178	(2)
	Lump-sum cash payment	—	166,130	(3)	535,308	(4)
	Insurance/Healthcare	—	19,346		19,346	(5)
	benefits
	Market Value of Stock	—	1,634,040	(6)	3,038,423	(7)
	Vesting on termination(1)

	Total	$27,688	$2,216,382		$3,620,765

John E. Bishop	Accrued Obligations
	Vacation	$12,493	$12,493		$12,493
	Severance Benefits
	Salary		295,281	(2)
	Lump-sum cash payment	—	103,348	(3)	398,629	(4)
	Insurance/Healthcare	—	19,346		19,346	(5)
	benefits
	Market Value of Stock	—	406,682	(6)	495,852	(7)
	Vesting on Termination(1)

	Total	$12,493	$837,150		$926,320

James Roach	Accrued Obligations
	Vacation	$12,099	$12,099		$12,099
	Severance Benefits
	Salary		343,200	(2)
	Lump-sum cash payment	—	120,120	(3)	463,320	(4)
	Insurance/Healthcare	—	19,346		19,346	(5)
	Benefits
	Market Value of Stock	—	340,851	(6)	627,603	(7)
	Vesting on Termination(1)

	Total	$12,099	$835,616		$1,122,368

(1)
Based on the last sale price of Momenta common stock on December 31, 2009, which was $12.60 per share.

(2)
Represents an amount equal to the Named Executive's base salary payable over the applicable severance period.

(3)
Represents an amount equal to the greater of (i) the annual bonus paid to the Named Executive for the most recently completed fiscal year or (ii) the 2009 target bonus potential. Such amounts are to be paid within 30 days after the Named Executive's termination date. For more information relating to compensation earned by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Summary Compensation Table."

(4)
Represents an amount equal to the Named Executive's base salary plus the greater of (i) the annual bonus paid to the Named Executive for the most recently completed fiscal year or (ii) the 2009 target bonus potential. Such amounts are to be paid within 30 days after the Named Executive's termination date. For more information relating to compensation earned by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Summary Compensation Table."

(5)
Represents amounts payable over 12 months for continuation of coverage for insurance, medical, dental, health and accident and disability benefits for each Named Executive and his family members subject to the Named Executive's re-employment with comparable healthcare benefits. The value is based upon the type of insurance coverage we carried for each Named Executive as of December 31, 2009 and is valued at the premiums in effect on December 31, 2009.

(6)
Represents continued vesting for an additional 12-month period of all unvested stock options and immediate vesting of all stock awards held by the Named Executives as of December 31, 2009. For more information concerning option and restricted common stock awards held by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Outstanding Equity Awards at Fiscal-Year End."

(7)
Represents immediate vesting of all unvested stock options and other stock awards held by the Named Executives as of December 31, 2009. For more information concerning option and restricted common stock awards held by our Named Executives, see the section of this proxy statement entitled "Executive Compensation—Outstanding Equity Awards at Fiscal-Year End."

Compensation of Directors

        Non-employee director compensation is set by our board of directors at the recommendation of the compensation committee. In June 2008, we retained Radford to assess our non-employee director compensation practices and provide recommendations for changes to the program, if any. The updated peer group companies were used in the analysis, as well as other market data. Radford's review demonstrated that the annual cash compensation for non-employee directors trailed the 50th percentile for our peer group companies while the equity compensation value exceeded the 75th percentile. In order to better align non-employee director compensation to our peer group, the board of directors, at the recommendation of the compensation committee, adopted the following changes as of the date of the 2009 annual meeting of stockholders based on Radford's analysis and recommendations:

  •
  annual retainers and committee fees were increased;

  •
  compensation was provided for all committee service; and

  •
  annual equity grants were decreased.

Our current compensation for non-employee directors consists of:

  •
  Grant of Stock Options Upon Appointment.  Each newly elected non-employee director automatically receives an option to purchase up to 30,000 shares of our common stock upon appointment to the board of directors. These options vest quarterly over the three years following the grant date, subject to such director's continued service on the board of directors.

  •
  Grant of Additional Stock Options.  Non-employee directors who served on our board of directors during the prior year and who continue to serve on the board of directors are granted an option to purchase up to 15,000 shares of our common stock the day following the date of the annual meeting of stockholders. These options vest quarterly over the year following the grant date, subject to the non-employee director's continued service on the board of directors. Currently, each such non-employee director stock option will terminate on the earlier of ten years from the date of grant or two years after the recipient ceases to serve as a director.

  •
  Payment of Retainer Fee; Reimbursement of Travel and Other Expenses.  In addition to an option grant, each non-employee director receives an annual retainer of $30,000 for his or her service on our board of directors and additional amounts as follows:

Position	Additional Fees
Non-Employee Chairman of the Board	$30,000
Audit Committee Chairperson	$17,000
Audit Committee Members (other than the Chairperson)	$ 8,000
Compensation Committee Chairperson	$12,000
Compensation Committee Members	$ 6,000
Nominating and Corporate Governance Committee Chairperson	$12,000
Nominating and Corporate Governance Committee Members	$ 6,000
Science Committee Chairperson	$10,000
Science Committee Members	$ 7,500
Science Committee, Chairperson and Members	$ 3,000 for each all day session attended (up to a maximum of $15,000 per year), which is in addition to the standard quarterly meetings of the Science Committee

        All retainer amounts are paid quarterly. Non-employee directors also received reimbursement for reasonable travel and other expenses in connection with attending meetings of our board of directors.

        The following table sets forth the fees earned by each of our non-employee directors for his or her service on the board of directors, the aggregate grant date fair value of option awards granted to our non-employee directors and all other compensation paid for the year ended December 31, 2009:

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)(4)(5)	All Other Compensation		Total
John K. Clarke	$44,512	$101,772	—		$146,284
Alan L. Crane	$27,812	$101,772	—		$129,584
Bruce Downey	$24,351	$212,220			$236,571
Marsh H. Fanucci	$41,731	$101,772	—		$143,503
Peter Barton Hutt	$40,081	$101,772	—		$141,853
Robert S. Langer, Jr.	$14,358	—	$16,667	(6)	$31,025
Ram Sasisekharan	$35,317	$101,772	—		$137,089
Bennett M. Shapiro	$46,734	$101,772	—		$148,506
Elizabeth Stoner	$40,879	$101,772	—		$142,651
James R. Sulat	$68,970	$101,772	—		$170,742

(1)
The fees earned by the non-employee directors in 2009 consist of the following: (i) an annual retainer; (ii) a fee to the non-employee chairman of the board; and (iii) an annual fee for chairing and being a member of each of the audit, compensation, nominating and corporate governance and science committees. Mr. Downey was appointed as a Class I director on June 11, 2009. The amount paid to Mr. Downey represents fees earned as a Class I director from June 11, 2009 to December 31, 2009. Dr. Langer resigned as a Class II director effective June 10, 2009. The amount paid to Dr. Langer represents fees earned as a Class II director from January 1, 2009 through June 10, 2009.

(2)
Valuation based on the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, Stock Compensation (excluding the effect of estimated forfeitures). These amounts do not correspond to the actual value that will be realized by the director upon vesting or exercise of such award. The assumptions used by us with respect to the valuation of option grants are set forth in Note 9 to our financial statements contained in our Annual Report on Form 10-K for year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 12, 2010.

(3)
The following table sets forth the option awards granted to our non-employee directors during the year ended December 31, 2009 and the aggregate grant date fair value of those option awards. In addition, the table presents the number of option awards vested during the year ended December 31, 2009:

Name	Grant Date	Number of Shares Subject to Options	Number of Shares Vested in 2009	Grant Date Fair Value
John K. Clarke	6/11/2009	15,000	7,500	$101,772
Bruce Downey	6/11/2009	30,000	5,000	$212,220
Alan L. Crane	6/11/2009	15,000	7,500	$101,772
Marsha H. Fanucci	6/11/2009	15,000	7,500	$101,772
Peter Barton Hutt	6/11/2009	15,000	7,500	$101,772
Ram Sasisekharan	6/11/2009	15,000	7,500	$101,772
Bennett M. Shapiro	6/11/2009	15,000	7,500	$101,772
Elizabeth Stoner	6/11/2009	15,000	7,500	$101,772
James R. Sulat	6/11/2009	15,000	7,500	$101,772
(4)
On June 11, 2009, the day following our 2009 annual meeting of stockholders, we granted each of our non-employee directors (with the exception of Dr. Langer, who resigned from the board of directors in June 2009, and Mr. Downey, who joined the board of directors in June 2009) an option to purchase 15,000 shares of our common stock, each with an exercise price equal to the closing price of our common stock on the NASDAQ Global Market on the day prior to the date of grant, which was $8.85 per share. All such options shall become exercisable in four equal quarterly installments commencing the date of grant, provided that the optionee then remains a director.

(5)
The following table shows the aggregate number of stock option grants outstanding for each non-employee director as of December 31, 2009:

Name	Aggregate Number of Shares Subject to Outstanding Stock Options(#)
John K. Clarke	111,000
Alan L. Crane	88,600
Bruce Downey	30,000
Marsh H. Fanucci	111,000
Peter Barton Hutt	180,000
Ram Sasisekharan	111,000
Bennett M. Shapiro	122,200
Elizabeth Stoner	64,200
James Sulat	45,000
(6)
We entered into a consulting agreement with Robert S. Langer, Jr., dated June 10, 2009, pursuant to which Dr. Langer provides consulting services to us. As compensation under the agreement, Dr. Langer received an aggregate of $16,667 in 2009.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors of Momenta Pharmaceuticals, Inc.:

John K. Clarke (Chairperson)
Bruce Downey
Peter Barton Hutt
Bennett M. Shapiro
Elizabeth Stoner

Compensation Committee Interlocks and Insider Participation

        The compensation committee currently consists of John K. Clarke, who serves as chairman, Bruce Downey, Peter Barton Hutt, Bennett M. Shapiro and Elizabeth Stoner.

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been an employee of Momenta.

        Novartis Pharma AG, which holds more than five percent of our voting securities, has been granted registration rights with respect to shares of our common stock under the terms of an investors' right agreement with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2010 by:

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as of such date based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission;

  •
  each of our directors (which includes all nominees);

  •
  our Named Executives; and

  •
  all of our directors and executive officers as a group.

        The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under stock options exercisable on or before May 31, 2010 are deemed beneficially owned for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Holders of more than 5% of our Common Stock
Novartis AG Lichstrasse 35 CH 4058 Basel, Switzerland	4,708,679	(2)	10.5%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	4,520,273	(3)	10.1%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	2,782,260	(4)	6.2%
Visium Asset Management, LP 950 Third Avenue New York, NY 10022	2,307,096	(5)	5.1%
Directors (which includes all nominees) and Named Executives
Craig A. Wheeler	919,999	(6)	2.0%
John K. Clarke	184,373	(7)	*
Bruce Downey	7,500	(8)	*
Ram Sasisekharan	488,594	(9)	1.1%
Peter Barton Hutt	244,113	(10)	*
Bennett M. Shapiro	125,450	(11)	*
Elizabeth Stoner	52,950	(8)	*
Marsha H. Fanucci	107,250	(8)	*
James Sulat	26,250	(8)	*
Steven B. Brugger	407,377	(12)	*
Richard P. Shea	235,140	(13)	*
John E. Bishop	174,958	(14)	*
James Roach	117,050	(15)	*
All Directors and executive officers as a group (15 persons)	3,724,451	(16)	8.0%

*
Less than 1% of our outstanding common stock.

(1)
Applicable percentage of ownership for each holder is based on 44,881,991 shares of common stock outstanding on April 1, 2010, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable as of May 31, 2010.

(2)
Information is based on a Schedule 13D filed on August 4, 2006 by Novartis AG ("Novartis") and Novartis Pharma AG ("Novartis Pharma"), as amended by Amendment No. 1 to Schedule 13D filed on September 6, 2006 by Novartis and Novartis Pharma. Novartis Pharma is the record holder of 4,708,679 shares of common stock. Novartis Pharma is a wholly-owned subsidiary of Novartis, and, as a result, Novartis is the beneficial owner of the 4,708,679 shares of common stock held of record by Novartis Pharma. Novartis Pharma and Novartis have shared power to vote and shared power to dispose of such shares.

(3)
Information is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 12, 2010, and is as of December 31, 2009. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of the 4,520,273 shares of our common stock deemed beneficially owned, T. Rowe Price Associates, Inc. reports sole voting power as to 1,134,251 shares and sole dispositive power as to 4,520,273 shares.

(4)
Information is based on a Schedule 13G filed by Blackrock, Inc. on January 29, 2010 and is as of December 31, 2009.

(5)
Information is based on a Schedule 13G/A filed by Visium Balanced Master Fund, LTD ("VBMF"), Visium Asset Management, LP ("VAM"), JG Asset, LLC ("JGA") and Jacob Gottlieb ("JG") on January 29, 2010 and is as of December 31, 2009. By virtue of its position as investment manager to each of pooled investment funds, VAM may be deemed to beneficially own the 2,307,096 shares beneficially owned by the pooled vehicles. By virtue of its position as General Partner to VAM, JGA may be deemed to beneficially own the 2,307,096 shares beneficially owned by VAM. Jacob Gottlieb, a natural person, is the Managing Member of JGA and therefore may be deemed to beneficially own the 2,307,096 shares beneficially owned by JGA.

(6)
Consists of 474,688 shares of common stock, of which 443,751 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Mr. Wheeler, and 445,311 shares of common stock underlying options exercisable on or before May 31, 2010.

(7)
Consists of 77,123 shares of common stock owned directly by Mr. Clarke and 107,250 shares of common stock underlying options held by Mr. Clarke exercisable on or before May 31, 2010.

(8)
Consists entirely of shares of common stock underlying options exercisable on or before May 31, 2010.

(9)
Consists of 381,344 shares of common stock and 107,250 shares of common stock underlying options exercisable on or before May 31, 2010.

(10)
Consists of 67,863 shares of common stock and 176,250 shares of common stock underlying options exercisable on or before May 31, 2010.

(11)
Consists of 7,000 shares of common stock and 118,450 shares of common stock underlying options exercisable on or before May 31, 2010.

(12)
Consists of 255,668 shares of common stock, of which 132,820 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Mr. Brugger, and 151,709 shares of common stock underlying options exercisable on or before May 31, 2010.

(13)
Consists of 41,168 shares of common stock, of which 26,939 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Mr. Shea, and 193,972 shares of common stock underlying options exercisable on or before May 31, 2010.

(14)
Consists of 51,002 shares of common stock, of which 32,708 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Dr. Bishop, and 123,956 shares of common stock underlying options exercisable on or before May 31, 2010.

(15)
Consists of 18,224 shares of common stock, of which 15,849 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Roach, and 98,826 shares of common stock underlying options exercisable on or before May 31, 2010.

(16)
Consists of an aggregate of 1,855,734 shares of common stock, of which 801,901 shares remain subject to a repurchase right by us pursuant to restricted stock agreements, and 1,868,717 shares of common stock underlying options exercisable on or before May 31, 2010.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	4,514,444	$11.04	4,241,325
Equity compensation plans not approved by security holders	—	—	—

Total	4,514,444	$11.04	4,241,325

(1)
Includes information regarding the following stockholder-approved equity compensation plans: 2004 Stock Incentive Plan, as amended, 2004 Employee Stock Purchase Plan and Amended and Restated 2002 Stock Incentive Plan.

(2)
Upon the approval of our amended 2004 Stock Incentive Plan, we have not granted further stock options under the Amended and Restated 2002 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Paid to Directors and Executive Officers

        Please see discussion under the heading "Executive Compensation."

Registration Rights

        For information relating to certain registration rights granted by us to a certain stockholder, please see the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

Other Relationships with Non-Employee Directors

  Ram Sasisekharan Relationship with Parivid, LLC

        In April 2007, we entered into an asset purchase agreement, or the Purchase Agreement, with Parivid, LLC, or Parivid, a provider of data integration and analysis services to us, and S. Raguram, the principal owner and Chief Technology Officer of Parivid. Ram Sasisekharan, a member of our board of directors, is the brother of S. Raguram. Pursuant to the Purchase Agreement, we acquired certain of the assets and assumed certain of the liabilities of Parivid related to the acquired assets in exchange for $2.5 million in cash paid at closing and up to $11.0 million in contingent milestone payments in a combination of cash and/or stock in the manner and on the terms and conditions set forth in the Purchase Agreement. The contingent milestone payments are structured to include (i) potential payments of no more than $2.0 million in cash if certain milestones are achieved within two years from the date of the Purchase Agreement (the "Initial Milestones") and (ii) the issuance of up to $9.0 million of our common stock to Parivid if certain other milestones are achieved within fifteen years of the date of the Purchase Agreement. In August 2009, we entered into an Amendment to the Purchase Agreement where we agreed to extend the time period for completion of the Initial Milestones to June 30, 2009, specified those Initial Milestones that had been achieved as of June 30, 2009 and, as consideration for the completion and satisfaction of the Initial Milestones that were achieved, agreed to pay Parivid $0.5 million cash and to issue 91,576 shares of our common stock having an aggregate value of $1.0 million, or $10.92 per share. In addition, in September 2009, we made a cash payment of $0.1 million to Parivid, recorded as other expense, representing the difference between the net proceeds from Parivid's sale of the shares issued in satisfaction of the Initial Milestones and the value of such shares as of the date of the Amendment. Ram Sasisekharan did not receive any payments from Momenta in connection with the Purchase Agreement or the Amendment.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the Securities and Exchange Commission's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

        We will disclose the terms of related person transactions in our filings with the Securities and Exchange Commission to the extent required. Since January 1, 2009, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described above.

 PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our board of directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee directors will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

        The board of directors recommends a vote FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Auditors' Fees

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2009	2008
Audit Fees(1)	$418,900	$479,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	20,000	28,850
All Other Fees	—	—

Total Fees	$438,900	$508,350

(1)
Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees."

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. All of the tax fees were pre-approved by the audit committee in accordance with the pre-approval policies and procedures described below. Tax compliance services, which relate to Federal and State tax return assistance accounted for $18,375 of the total tax fees billed in Fiscal 2008 and all of the tax fees billed in Fiscal 2009. Tax advice and tax planning services relate to periodic consultations.

Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Report of the Audit Committee

        The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2009 and has discussed these consolidated financial statements with our management and our independent registered public accounting firm. Management is responsible for the preparation of our consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

        The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that they are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Our independent registered public accounting firm also provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and our audit committee has discussed with our independent registered public accounting firm their independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of Momenta Pharmaceuticals, Inc.:

Marsha H. Fanucci (Chairperson) Bruce Downey John K. Clarke James Sulat

 STOCKHOLDER PROPOSALS

        In order to be included in proxy material for the 2010 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders' proposals must be received by us at our principal executive offices, 675 West Kendall Street, Cambridge, Massachusetts 02142, no later than January 12, 2011. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary, Bruce A. Leicher, Esq.

        Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 28, 2011.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our Secretary at our principal offices not later than 90 days prior to the first anniversary of the preceding year's annual meeting and not before 120 days prior to the first anniversary of the preceding year's annual meeting. However, if the 2010 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our by-laws also specify requirements relating to the content of the notice that stockholders must provide, including a stockholder nomination for election to the board of directors, to be properly presented at the 2010 annual meeting of stockholders.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written request to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Richard P. Shea, Chief Financial Officer and Treasurer, facsimile: (617) 621-0431. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

        Our board of directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

        The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

        In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of Momenta who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

        Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 19, 2010, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO BRUCE A. LEICHER, SECRETARY, MOMENTA PHARMACEUTICALS, INC., 675 WEST KENDALL STREET, CAMBRIDGE, MASSACHUSETTS 02142. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

        PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

Craig A. Wheeler
 President and Chief Executive Officer

Cambridge, Massachusetts
May 12, 2010

MOMENTA PHARMACEUTICALS, INC.

675 WEST KENDALL STREET

CAMBRIDGE, MA 02142

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Momenta Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Momenta Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOMENTA PHARMACEUTICALS, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Vote on Directors		For All	Withhold All	For All Except

1.	To elect the following three (3) nominees as Class III Directors of the Company.	☐	☐	☐

Nominees:
01) Ram Sasisekharan
02) Bennett M. Shapiro
03) Elizabeth Stoner

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain

2.	To ratify the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s).   If no direction is made, this proxy will be voted FOR items 1 and 2.   If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please indicate if you plan to attend this meeting.
	Yes	No
	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

MOMENTA PHARMACEUTICALS, INC.

June 9, 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Dear Stockholder:

Please take note of the important information enclosed with this proxy card.  There are matters related to the operation of the Company that require your prompt attention.  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted.  Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Momenta Pharmaceuticals, Inc.

Please detach along perforated line and mail in the envelope provided.

PROXY

MOMENTA PHARMACEUTICALS, INC.

675 WEST KENDALL STREET

CAMBRIDGE, MASSACHUSETTS 02142

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2010

The undersigned, revoking all prior proxies, hereby appoints Craig A. Wheeler, Bruce A. Leicher and Richard P. Shea, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Momenta Pharmaceuticals, Inc., held of record by the undersigned on April 19, 2010 at the Annual Meeting of Stockholders to be held on June 9, 2010 at 10:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and any adjournments thereof.  The undersigned hereby directs Messrs. Wheeler, Leicher and Shea to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN THE DISCRETION OF MESSRS. WHEELER, LEICHER AND SHEA, ON ANY OTHER ITEMS THAT MY PROPERLY COME BEFORE THE ANNUAL MEETING.   ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.  UNLESS VOTING YOUR SHARES OF OUR COMMON STOCK OVER THE INTERNET OR BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

QuickLinks

PROXY STATEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR 2009
2009 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2009 YEAR-END
2009 OPTION EXERCISES AND STOCK VESTED
2009 DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
PROPOSAL TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL